                                                                    EXHIBIT 10.3





                              AMENDED AND RESTATED


                                 LOAN AGREEMENT


                                     BETWEEN


                       LEASECOMM CORPORATION, AS BORROWER


                            THE LENDERS NAMED THEREIN


                                       AND


                           NATWEST BANK N.A., AS AGENT











                                  JULY 28, 1995

                                 LOAN AGREEMENT
                                 --------------

           LOAN AGREEMENT, dated as of July 29, 1993, as amended by the First Amendment thereto dated as of July 26, 1994 (the "Original Loan Agreement"), as amended and restated as of July 28, 1995 (the "Amended Agreement"), by and among LEASECOMM CORPORATION, a Massachusetts corporation, having an office at 950 Winter Street, Waltham, Massachusetts 02154 (the "BORROWER"), NATWEST BANK N.A., a national banking association having an office at 175 Water Street, New York, New York 10038, in its individual corporate capacity (the "BANK"), FLEET BANK OF MASSACHUSETTS, N.A., a national banking association having an office at 75 State Street, Boston, Massachusetts 02109, SANWA BUSINESS CREDIT CORPORATION, a Delaware corporation having an office at One South Wacker Drive, Chicago, Illinois 60606, CORESTATES BANK, N.A., a national banking association having an office at Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101, PNC BANK, NATIONAL ASSOCIATION, a national banking association having an office at 100 South Broad Street, Philadelphia, Pennsylvania 19110, COMMERZBANK AG, NEW YORK BRANCH, a New York State licensed branch of a German banking corporation having an office at 2 World Financial Center, New York, New York 10281, and such other banks or financial institutions which may hereafter become parties to this Amended Agreement from time to time (individually, a "LENDER" and, collectively with the Bank, the "LENDERS"), and NATWEST BANK N.A., as agent for the Lenders (the "AGENT").

                              W I T N E S S E T H :

           WHEREAS, the Borrower, the Lenders (other than PNC Bank, National Association) and the Agent are parties to the Original Loan Agreement, pursuant to which, INTER ALIA, the Lenders agreed to make available to the Borrower a revolving credit and term loan facility; and

           WHEREAS, PNC Bank, National Association wishes to become a party to the Original Loan Agreement and to be bound by all the terms, covenants and agreements applicable to a Lender contained therein; and

           WHEREAS, the Borrower has requested, INTER ALIA, that (i) the aggregate principal amount under the Original Loan Agreement be increased, (ii) the Credit Period (as hereinafter defined) be increased and (iii) certain other terms and conditions thereunder be amended, as hereinafter provided; and

           WHEREAS, the Lenders and the Agent are willing to amend the Original Loan Agreement to reflect the foregoing, subject to the terms and conditions hereinafter provided.

           NOW, THEREFORE, in consideration of the foregoing recitals and the covenants contained therein, the parties agree that the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I
                                    ---------

                        DEFINITIONS AND ACCOUNTING TERMS


           SECTION 1.1  DEFINITIONS.

           As used in this Agreement, the following terms shall have the following meanings:

           "ADDITIONAL COSTS" - as defined in Section 2.15.

           "ADJUSTED COST" - the Original Cost less any dealer reserve, holdbacks and discounts to the Borrower, sales taxes, insurance, shipping, delivery, handling and other similar charges applicable to any Equipment.

           "AFFILIATE" - as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by land "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED that (i) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person and (ii) each stockholder, director and officer of the Guarantor or the Borrower shall be deemed to be an Affiliate of the Borrower.

           "AGREEMENT" - this Agreement, as the same may, from time to time, be amended, supplemented or modified.

           "AMENDED AGREEMENT" - this Agreement, as amended and restated as of July 28, 1995.

           "ASSIGNMENT" - as defined in Section 10.1.

           "ASSIGNMENT OF LEASES" - as defined in Section 2.22.

           "BANK OF BOSTON FACILITY" - that certain revolving credit facility between the Borrower and The First National Bank of Boston establishing a revolving credit facility in favor of the Borrower on terms and conditions satisfactory to the Majority Lenders, as evidenced by the written consent of the Majority Lenders.

           "BORROWING BASE" - as at the date of any determination thereof, an amount equal to (i) in the case of Eligible Leases that are Finance Leases, 75% of the aggregate amount of all Eligible Lease Receivables relating to all such Eligible Leases, discounted to present value by a percentage equal to the applicable Borrowing Rate (which calculation shall not take into account rental payments due or payable under such Eligible Leases beyond 48 months after the



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commencement date of such Eligible Leases), (ii) in the case of Eligible Leases that are Operating Leases (other than Rental Contracts), the lesser of (x) 60% of the aggregate Net Book Value of the Eligible Equipment subject to such Operating Leases or (y) 75% of the aggregate amount of all Eligible Lease Receivables relating to all such Eligible Leases, discounted to present value by a percentage equal to the applicable Borrowing Rate (which calculation shall not take into account rental payments due or payable under such Eligible Leases beyond 48 months after the commencement date of such Eligible Leases) and (iii) in the case of Eligible Rental Contracts, an amount equal to 50% of the aggregate Net Book Value of all Eligible Equipment subject to such Eligible Rental Contracts. For purposes hereof, (a) the applicable Borrowing Rate shall mean (i) with respect to Eligible Lease Receivables relating to Prime Rate Loans, the Borrowing Rate applicable to Prime Rate Loans of the type of such Loan as of such date or (ii) with respect to Eligible Lease Receivables relating to Libor Term Loans, the Borrowing Rate applicable to each such Libor Term Loan as of the applicable Borrowing Date and (b) determination of the calculation shall be made on a lease by lease basis but the Borrowing Base shall be comprised of the aggregate of all such calculations.

           "BORROWING BASE REPORT" - as defined in Section 5.10.

           "BORROWING COMPUTATION" - as defined in Section 2.3.

           "BORROWING DATE" - the Business Day specified in a Notice delivered pursuant to Section 2.2 hereof as the date on which the Borrower requests the Agent to make a Loan.

           "BORROWING RATE" - the interest rate relating to any Loan as determined in accordance with Section 2.9 hereof.

           "BUSINESS DAY" - any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

           "CAPITAL EXPENDITURES" - for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, Capitalized Lease Obligations, but excluding therefrom the purchase of Equipment as inventory for the purpose of being leased under an Operating Lease.

           "CAPITALIZED LEASE OBLIGATIONS" - as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, consistently applied.



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           "CODE" - the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor statute.

           "COLLATERAL" - as defined in the Security Documents.

           "COMMERCIAL FINANCE LEASE" - a Finance Lease which is not a Consumer Finance Lease.

           "COMMITMENT" - with respect to all of the Lenders, the sum of the commitments of each Lender hereunder and, with respect to each Lender, such Lender's commitment to participate in the loan facility provided under this Agreement by making the Loans upon the terms and subject to the conditions of this Agreement up to and including the amount set opposite its name below, which commitment shall, subject to the terms of Sections 2.1(d) and 2.14, terminate on the Commitment Termination Date:

            NatWest Bank N.A.                          $20,000,000

            Fleet Bank of Massachusetts, N.A.           19,000,000

            Sanwa Business Credit Corporation           17,500,000

            CoreStates Bank, N.A.                       13,500,000

            PNC Bank, National Association               7,500,000

            Commerzbank AG, New York Branch              5,000,000
                                                       -----------
            Total:                                     $82,500,000

           "COMMITMENT FEE" - as defined in Section 2.5

           "COMMITMENT PERCENTAGE" - the percentage of each Lender's Commitment of the aggregate Commitment of all the Lenders.

           "COMMITMENT TERMINATION DATE" - the second anniversary of the date of this Amended Agreement, unless extended pursuant to Section 2.14 hereof.

           "COMPLIANCE CERTIFICATE" - as defined in Section 4.1.

           "CONSOLIDATED ASSETS" - the consolidated assets of the Guarantor and its Subsidiaries, including the Borrower, determined in accordance with GAAP.

           "CONSOLIDATED EARNINGS" - the sum of Consolidated Net Income PLUS, on a consolidated basis for the Guarantor and its Subsidiaries, including the Borrower, (a) all provisions for any deferred federal, state or other taxes PLUS
(b) interest on Indebtedness (including payments on



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Capitalized Lease Obligations in the nature of interest), all as determined in accordance with GAAP.

           "CONSOLIDATED INDEBTEDNESS" - the consolidated Indebtedness (excluding Subordinated Debt but including Non-Recourse Indebtedness) of the Guarantor and its Subsidiaries, including the Borrower, determined in accordance with GAAP.

           "CONSOLIDATED NET INCOME (DEFICIT)" - the consolidated net income (or deficit) of the Guarantor and its Subsidiaries, including the borrower, determined in accordance with GAAP; PROVIDED, HOWEVER, that Consolidated Net Income shall not include amounts added to such net income (or deficit) in respect of the write-up of any asset.

           "CONSOLIDATED TANGIBLE CAPITAL FUNDS" - the sum, with respect to the Guarantor and its Subsidiaries, including the Borrower, on a consolidated basis, of (a) capital stock, (b) additional paid-in capital, (c) retained earnings and
(d) Subordinated Debt LESS (x) organizational costs and good will (y) treasury stock and (z) 25% of Debt Issue Costs.

           "CONSOLIDATED TANGIBLE NET WORTH" - the sum, with respect to the Guarantor and its Subsidiaries, including the Borrower, on a consolidated basis, of (a) capital stock, (b) additional paid-in capital and (c) retained earnings, LESS the sum of (x) organizational costs and good will, (y) treasury stock and
(z) 25% of Debt Issue Costs.

           "CONSUMER FINANCE LEASE" - a Finance Lease between the Borrower, as lessor, and a lessee who is an individual and who takes under the lease primarily for personal, family or household purposes.

           "CONTROL" - as to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

           "CONTROLLED GROUP" - all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Internal Revenue Code of 1954, as amended, and Section 4001(a)(2) of ERISA.

           "CONVERSION TERM LOANS" - term loans made to the Borrower by the Lenders on the Commitment Termination Date in the principal amount of the outstanding Revolving Credit Loans converted on the Commitment Termination Date to Term Loans pursuant to Section 2.1(d).

           "CONVERSION TERM NOTES" - as defined in section 2. 10 (b)

           "CREDIT PERIOD" - as defined in Section 2.1.



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           "CREDIT PERIOD TERM LOANS" - term loans made to the Borrower by the
Lenders during the Credit Period.

           "CREDIT PERIOD TERM NOTES" - as defined in Section 2.10(b).

           "DEBT INSTRUMENT" - as defined in Section 8.4.

           "DEBT ISSUE COSTS" - those amounts characterized as "debt issue costs" in accordance with GAAP on the Financial Statements of the Guarantor and its Subsidiaries.

           "DEFAULT" - an event which with notice or lapse of time or both would constitute an Event of Default.

           "DOLLARS" - and "$" lawful money of the United States of America.

           "ELIGIBLE EQUIPMENT" - Equipment:

           (a)   To which the Borrower has good and marketable title;

           (b) Which is not subject to any Lien other than that in favor of the Agent on behalf of the Lenders and in which the Agent has a duly perfected (subject to section 4.2(e) hereof) first priority security interest under the UCC or other similar law;

           (c) Which is to be used primarily for personal, family or household purposes or in the ordinary course of business by the Borrower's lessees;

           (d)   Which is subject to an Eligible Lease or Eligible Rental
                 Contract;

           (e) Which is insured by either the Borrower in accordance with current practice or the lessee thereof in accordance with industry standards; and

           (f) Which, if such Equipment consists of electronic signs leased to any one lessee, the Original Cost of such Equipment shall not exceed $5,000.

           "ELIGIBLE LEASE" - a lease contract:

           (a)   Which is in full force and effect;

           (b)   The lessor under which is the Borrower;

           (c)   Which is assignable by the lessor thereunder;

           (d) Which is non-cancelable and provides that the lessee's obligations thereunder are absolute and unconditional, and not subject to defense, deduction, set-off or claim



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                 and as to which no defenses, set-offs, claims or counterclaims exist or have been asserted;

           (e) Which is not subject to any Lien other than that in favor of the Agent on behalf of the Lenders and in which the Agent has a duly perfected first priority security interest under the UCC;

           (f)   Which is a Finance Lease or Operating Lease;

           (g) The lessee under which has not been determined by the Agent to be unacceptable;

           (h)   Which is in a form approved by the Agent;

           (i)   Under which no payment is more than 90 days past due;

           (j) Under which no default has occurred other than to the extent permissible under clause (i) immediately above;

           (k)   Which covers Eligible Equipment; and

           (1) Which, if an Operating Lease, has a present value of all Fixed Rentals thereunder as of the date such Operating Lease is to be included in the Borrowing Base of at least 70% of the Original Cost of the Equipment leased thereunder.

           "ELIGIBLE LEASE RECEIVABLES" - as at the date of determination thereof, receivables then due and unpaid with respect to an Eligible Lease.

           "ELIGIBLE RENTAL CONTRACT" - a Rental Contract:

           (a)   which is in full force and effect;

           (b)   The lessor under which is the Borrower;

           (c)   Which is assignable by the lessor thereunder;

           (d) Which provides that the lessee's obligations thereunder are absolute and unconditional, and not subject to defense, deduction, set-off or claim and as to which no defenses, set-offs, claims or counterclaims exist or have been asserted;

           (e) Which is not subject to any Lien other than that in favor of the Agent on behalf of the Lenders and in which the Agent has a duly perfected first priority security interest under the UCC;

           (f) The lessee under which has not been determined by the Agent to be unacceptable;



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           (g)   Which is in a form approved by the Agent;

           (h)   Under which no payment is more than 90 days past due;

           (i) Under which no default has occurred other than to the extent permissible under clause (h) immediately above; and

           (j)   Which covers Eligible Equipment.

           "ELIGIBLE RENTAL CONTRACT RECEIVABLES" - as at the date of determination thereof, receivables then due and unpaid with respect to an Eligible Rental Contract.

           "EQUIPMENT" - bank credit card authorization terminals, electronic signs, satellite communication equipment, security systems, water cooler systems, office equipment, other miscellaneous equipment (provided such miscellaneous equipment (including the Eligible Leases and Eligible Lease Receivables relating thereto) does not, in the judgment of the Agent, comprise at any time a material portion in value of the Borrowing Base ("Other Equipment") and such other equipment acceptable to the Agent and the Lenders, whether now or hereafter owned and leased to third party users by the Borrower; provided, however, that in no event shall Equipment include cellular telephones, software or fixtures (other than electronic signs).

           "ERISA" - the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations thereunder.

           "EVENT(S) OF DEFAULT" - as defined in Article 8.

           "EXPENSES" - as defined in Section 9.8.

           "FEDERAL FUNDS RATE" - for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Agent on such day on such transactions as reasonably determined by the Agent).

           "FINANCE LEASE" - a Lease characterized as a "finance lease,, in accordance with GAAP.

           "FINANCIAL STATEMENTS" - (a) the audited consolidated balance sheet and consolidated statements of income and retained earnings and of cash flows of the Guarantor and its Subsidiaries, including the Borrower, for fiscal year ended December 31, 1992 the unaudited consolidated balance sheet and consolidated statements of income and retained earnings and of cash flows of the Guarantor and its Subsidiaries, including the Borrower, for the six months ended June 30, 1993, or (b) the most recent financial statements delivered by the Borrower to the Agent pursuant to Sections 5.1, 5.2 and 5.3.



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           "FIXED CHARGE RATIO" - the ratio of Consolidated Earnings, during any period consisting of the preceding four consecutive fiscal quarters, to Fixed Charges, payable during such period.

           "FIXED CHARGES" - on a consolidated basis for the Guarantor and its Subsidiaries, including the Borrower, the scheduled payments of interest on all Indebtedness (including payments on capitalized lease obligations in the nature of interest).

           "FIXED RENTALS" - the periodic rental payments under a Lease,, the amounts of which are fixed and do not vary from time to time based on usage, cash flow or any other factor.

           "GAAP" - Generally accepted accounting principles, in effect from time to time in the United States.

           "GROSS LEASE INSTALLMENTS" - the aggregate receivables due to the Borrower from all leases of equipment.

           "GUARANTOR" - Boyle Leasing Technologies, Inc., a Massachusetts corporation and the owner of all of the issued and outstanding shares of the Borrower's capital stock.

           "GUARANTY" - as defined in Section 2.22.

           "INDEBTEDNESS" - with respect to any Person, all (i) liabilities or obligations, direct and contingent, which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, lease obligations required to be shown as a liability on the balance sheet of the lessee in accordance with generally accepted accounting principles; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (iv) noncancellable liabilities under all Operating Leases.

           "INTEREST PERIOD" - with respect to any Libor Term Loan and as determined at the Borrowing Date of such Libor Term Loan, each period commencing on the date such Loan is made or converted from a Loan or Loans of another type and ending with the final month in a term of months equal to the weighted average remaining number of months in respect of which installments are payable under the Eligible Leases or Eligible Rental Contracts relating to such Loan (without giving effect to any payments due and payable more than 48 months after the commencement date of such Eligible Leases) , as specified in the Borrowing Computations with respect thereto, which period shall end on the day in such month which is the same day of the month in which such Loan was made. Notwithstanding the foregoing, (i) no Interest Period shall end after the Maturity Date of the Notes; and (ii) if the Interest Period would otherwise end on a day that is not a Libor Business Day, such Interest Period shall end on the next succeeding Libor



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Business Day, unless such next succeeding Libor Business Day is after the
Maturity Date of a Loan, in which event such Interest Period shall end on the next preceding Libor Business Day.

           "INVESTMENT" - any investment in any Person by means of purchase of shares of stock or Indebtedness, capital contribution, loan, advance or guarantee, or any acquisition of all or the part of the business or assets of any Person, or any commitment or option to make any Investment.

           "IRS" - Internal Revenue Service.

           "LATEST BALANCE SHEET" - as defined in section 3.9.

           "LEASE" - any lease agreement (including any and all schedules, supplements and amendments thereon and modifications thereof) entered into by the Borrower as lessor with respect to Equipment.

           "LENDERS" - NatWest Bank N.A., Fleet Bank of Massachusetts, N.A., Sanwa Business Credit Corporation, CoreStates Bank, N.A., PNC Bank, National Association, Commerzbank AG, New York Branch, and any of their permitted successors and assigns pursuant to Section 10.1 hereof.

           "LIBOR BUSINESS DAY" - any Business Day on which transactions in Dollar deposits are carried out in the London Interbank Eurocurrency Market.

           "LIBOR" - for any Interest Period, the rate per annum (rounded upwards, if necessary to the nearest 1/16 of 1%) quoted by the Agent at approximately 10:00 a.m. New York time (or as soon thereafter as practicable) two Libor Business Days prior to the first day of such Interest Period for the offering by the Agent to the lending banks in the London Interbank Eurocurrency Market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Libor Term Loan made by the Lenders to which such Interest Period relates.

           "LIBOR TERM LOAN" - a Term Loan the interest on which is determined on the basis of Libor.

           "LIEN" - any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a grant of a security interest or lien), and the filing of or agreement to give any financing statement under the UCC or similar law of any jurisdiction.

           "LOAN" and "LOANS" individually a Revolving Credit Loan or a Term Loan and collectively Revolving Credit Loan(s) and Term Loan(s).



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           "LOAN DOCUMENTS" - this Agreement, the Notes, the Security Documents, and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

           "LOAN PARTIES" - the Borrower and the Guarantor.

           "MAJORITY LENDERS" - (i) at any time on or prior to the Commitment Termination Date, Lenders whose Commitment Percentages aggregate more than sixty-six and two-thirds (66 2/3%) and (ii) at any time after the Commitment Termination Date, Lenders whose Loans outstanding to the Borrower aggregate more than sixty-six and two thirds (66 2/3%) of the total Loans outstanding.

           "MATURITY DATE" - (i) with respect to Credit Period Term Loans, the Maturity Date shall be determined in accordance with Section 2. 1 (c) , (ii) with respect to Revolving Credit Loans, the Maturity Date shall be the Commitment Termination Date and (iii) with respect to Conversion Term Loans, the Maturity Date shall be determined in accordance with Section 2.1(d).

           "NET BOOK VALUE" - at a particular date, as to any Eligible Equipment, the Original Cost of such Eligible Equipment less aggregate depreciation thereon calculated from the date of acquisition thereof in accordance with the Borrower's standard accounting and depreciation practices using the straight line method over the estimated life of such Eligible Equipment, with salvage value determined by the Borrower in accordance with such practices.

           "NON-RECOURSE INDEBTEDNESS" Indebtedness of the Borrower or the Guarantor, as the case may be, for which the remedy for nonpayment or non-performance of any obligation or any default in respect thereof is strictly and absolutely limited to any collateral securing such Indebtedness and in respect of which neither the Borrower nor the Guarantor is subject to any personal liability.

           "NOTE (S)" collectively, the Revolving Credit Notes, the Credit Period Term Notes and the Conversion Term Notes, each of them and any note (s) issued in substitution or replacement thereof.

           "NOTICE" - as defined in Section 2.2.

           "OBLIGATIONS" - as defined in Section 2.22.

           "OPERATING LEASE" a Lease characterized as an "operating lease" in accordance with GAAP.

           "ORIGINAL COST" - the purchase price for any Equipment as invoiced by the supplier thereof.

           "ORIGINAL LOAN AGREEMENT" - as defined in the preamble to this Agreement.



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

           "PARTICIPANT" - as defined in Section 10.2.

           "PARTICIPATION" - as defined in Section 10.2.

           "PBGC" - as defined in Section 3.16.

           "PERMITTED LIENS" - (i) liens or charges for current taxes, assessments or other governmental charges other than those arising from income taxes (A) which are not yet -due and payable or (B) the validity of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and which are in respect of claims for current taxes, assessments, or other governmental charges not exceeding an aggregate of $25,000; (ii) Liens or charges not exceeding an aggregate amount of $50,000, incurred in the ordinary course of business of the Guarantor or the Borrower in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (iii) Liens of attachment and judgment respecting claims, the validity of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof (A) in an aggregate amount not exceeding $25,000, or (B) which shall be vacated within 30 days after the creation thereof; and (iv) mechanic's, materialmen's, warehousemen's or other similar liens arising in the ordinary course of Borrower's business which either (A) are inchoate and relate to an obligation which is not yet due and payable, or (B) are being contested in good faith and which are in respect of mechanics', materialmen's, or other similar charges not exceeding an aggregate of $10,000.

           "PERSON" - an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

           "PLAN" - an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower, or by the Borrower for any other member of such Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing obligations to make contributions or has within the preceding five plan years made contributions.

           "POST-DEFAULT RATE" - (i) in respect of any Loans not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such Loans are paid in full equal to 2% above the applicable rate of interest in effect and (ii) in respect of other amounts payable by the Borrower hereunder not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date-until such other amounts are paid in full equal to 2% above the Prime Rate as in effect from time to time in each such case, to the extent permitted by applicable law.

           "PRIME RATE" - the interest rate which the Agent announces from time to time at the Principal Office as its prime commercial lending rate. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate. The Prime Rate is established from time to time by the Agent as an index or base rate and at any time may or may not be the best or lowest rate charged by the Agent on any loan.

           "PRIME RATE LOANS" - a Loan the interest on which is determined on the basis of the Prime Rate.

           "PRIME RATE TERM LOANS" - a Term Loan the interest on which is determined on the basis of the Prime Rate.

           "PRINCIPAL OFFICE" - the principal office of the Agent presently located at 175 Water Street, New York, New York 10038.

           "PRINCIPALS" - Peter R. V. Bleyleben, Brian E. Boyle and Torrence C. Harder.

           "PURCHASE MONEY SECURITY INTEREST" - as defined in Section 7.2.

           "REGULATION D" - Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

           "REGULATORY CHANGE" - any change after the date of this Agreement in foreign or United States federal, state or local laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any of the Lenders of or under any foreign or United States federal, state, or local laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

           "RENTAL CONTRACT" - an Operating Lease which is month-to-month and which is cancelable.

           "REVOLVING CREDIT LOANS" - revolving credit loans made pursuant to
Section 2.1(a).

           "REVOLVING CREDIT NOTES" - as defined in Section 2.10(a).

           "SECURITY AGREEMENT" - as defined in Section 2.22.

           "SECURITY AGREEMENT SUPPLEMENTS" - as defined in Section 2.22.

           "SECURITY DOCUMENTS" - as defined in Section 2.22.

           "SECURITIZATION DOCUMENTS" - all of the documents evidencing and relating to the private placement of (i) 7.23% Lease-Backed Notes, Series 1992-1 of BLT Finance Corp. I, a wholly-owned Subsidiary of the Borrower and (ii) 5.17% Lease-Backed Certificates of BLT Finance Corp. II, a wholly-owned Subsidiary of the Borrower, in each case, as in effect on the date of the Original Loan Agreement.

           "SOLVENT" - with respect to any Person, means that (i) the fair value of all of such Person's properties and assets is in excess of the total amount of its Indebtedness; (ii) it is able to pay its debts as they mature; (iii) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (iv) it is not "insolvent" as such term is defined in Section 101(31) of Title 11 of the United States Code, 11 U.S.C. Section 101, ET SEQ.

           "SUB-LIMIT" - 5% of the aggregate Commitment outstanding from time to time.

           "SUBORDINATED DEBT" - the existing Indebtedness of the Guarantor listed on Schedule 3.20, and any other Indebtedness of the Guarantor and any of its Subsidiaries, including the Borrower, subordinated to the obligations and the Guaranteed Obligations (as defined in the Guaranty), the terms and conditions of which Indebtedness are satisfactory to the Majority Lenders, as evidenced by the written consent of the Majority Lenders thereto.

           "SUBSIDIARY" with respect to any Person, any corporation, partnership or joint venture whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership or joint venture in which such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

           "TERM LOANS" - Credit Period Term Loans and Conversion Term Loans.

           "UCC" - the Uniform Commercial Code as enacted in any state of the United States or in the District of Columbia or the United States Virgin Islands insofar as any such statute, as in effect from time to time, may be relevant to the creation, perfection, continuation and enforcement of Liens on Collateral.

           "UNUSED COMMITMENT" - as defined in Section 2.5.

           SECTION 1.2   ACCOUNTING TERMS.

           Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given thereto in accordance with GAAP, consistently applied.

           SECTION 1.3   OTHER TERMS.

           Any references herein to exhibits, schedules, sections or articles are references to exhibits, schedules, sections or articles of this Agreement, unless otherwise specified. Any references herein to the Security Documents are references to such Security Documents as the same may be amended, modified, supplemented or restated from time to time. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine or neuter pronoun shall also include the other genders.

                                    ARTICLE 2
                                    ---------

                        COMMITMENT, LOANS AND COLLATERAL

           SECTION 2.1   LOANS.

           (a) Subject to the terms and conditions of this Agreement, each Lender, severally but not jointly, hereby agrees, on the terms and subject to the conditions of this Agreement, to make Revolving Credit Loans and Credit Period Term Loans to the Borrower on any Business Day during the period (the "CREDIT PERIOD") from the date of the Original Loan Agreement to and including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender's Commitment. Such Loans shall be made by the Lenders on a PRO RATA basis, calculated for each Lender based on its Commitment Percentage; PROVIDED, HOWEVER, that no Loan will be made hereunder if, after giving effect thereto and to all other Loans being made concurrently therewith, the aggregate outstanding principal amount of all Loans would exceed the Commitment and in the case of such Loans based upon Operating Leases or Eligible Rental Contracts, the Sub-limit.

           (b) Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow amounts in respect of the Revolving Credit Loans available under the Commitment during the Credit Period by means of Prime Rate Loans. Amounts repaid on or after the Commitment Termination Date may not be reborrowed. Subject to the terms and conditions hereof, the Borrower may borrow amounts in respect of Term Loans by means of Prime Rate Loans and Libor Term Loans and repay amounts in respect of such Loans.

           (c) The Borrower shall pay to the Agent for the benefit of the Lenders the principal amount outstanding of each Credit Period Term Loan in consecutive equal monthly installments equal in number to the weighted average remaining number of monthly payments due under the Eligible Leases or Eligible Rental Contracts relating to such Loan without giving effect to amounts due and payable more than 48 months after the commencement date of such Eligible

Leases and Eligible Rental Contracts, as specified in the Borrowing Computations with respect thereto, with a payment being due on the first Business Day of each calendar month following the applicable Borrowing Date; provided, however, that all principal and interest on all credit Period Term Loans shall be paid in full on the fourth anniversary of the Commitment Termination Date.

           (d) On the Commitment Termination Date (which date shall also be referred to as the "TERM PERIOD COMMENCEMENT Date"), each of the Revolving Credit Loans shall either be paid or, provided (i) no Event of Default or Default shall have occurred and be continuing and (ii) the Borrower shall have delivered to each Lender a duly completed and executed Conversion Term Note, in form and substance satisfactory to the Agent, be converted to Conversion Term Loans the principal amount of which shall be payable by the Borrower to the Agent in consecutive monthly installments, (provided that the last installment shall be in an amount sufficient to pay the entire outstanding amount of such
Loan) equal in number to the weighted average remaining number of monthly payments under the Eligible Leases or Eligible Rental Contracts relating to such Loans without giving effect to amounts due and payable more than 48 months after the commencement date of such Eligible Leases and Eligible Rental Contracts, as specified in the Borrowing Computations with respect thereto, with a payment being due on the first Business Day of each calendar month following the Commitment Termination Date; PROVIDED, HOWEVER, that on the fourth anniversary of the Commitment Termination Date the then outstanding principal and interest of all Conversion Term Loans shall be paid in full.

           (e) The Borrower shall be permitted, at any time prior to the Commitment Termination Date, to reduce the amount of the Commitment to an amount not less than the aggregate principal amount of the Loans then outstanding upon not less than five (5) Business Days' prior written notice to the Agent, provided that such reduction shall be in integral increments of one million dollars ($1,000,000) and that any such notice shall be accompanied by payment of all accrued and unpaid fees through the effective date of such reduction.

           SECTION 2.2   NOTICES.

           The Borrower shall give the Agent written notice in the form of EXHIBIT A to the original Loan Agreement (a "NOTICE") of each borrowing of a Loan, each conversion and prepayment of a Loan and, in the case of the borrowing or prepayment of, or conversion of a Prime Rate Term Loan into, a Libor Term Loan, the duration of each Interest Period applicable thereto. Each Notice shall be irrevocable and shall be effective only if received by the Agent no later than 1:00 P.M. New York City time, on the date which is, in the case of the borrowing of a Libor Term Loan, at least three (3) Business Days or, in the case of the borrowing of a Prime Rate Loan, at least two (2) Business Days, prior to the date of such borrowing designated in the Notice and, in the case of the prepayment or conversion of a Loan, at least three (3) Business Days prior to the date of such prepayment or conversion designated in the Notice. Each such Notice of a borrowing, conversion or prepayment shall specify (a) the amount and type of Loan to be borrowed, converted or prepaid and (b) the date of such borrowing, conversion or prepayment (which shall be a Business Day). Each such Notice of the duration of an Interest Period shall specify the Libor Term Loans to which such Interest Period is to relate. Promptly upon its receipt thereof, the Agent shall send to each of the Lenders copies of all Notices received pursuant to this Section 2.2.

           SECTION 2.3   BORROWING COMPUTATION.

           (a) Each Notice requesting borrowing of a Loan shall be accompanied by a computation of the Borrower substantially in the form of Exhibit B annexed to this Amended Agreement (hereinafter referred to as a "BORROWING COMPUTATION") certified by the president, chief financial officer, vice president-funding operations or chief operating officer of the Borrower, setting forth (i) a complete description of the Equipment to be acquired or financed with respect to which such Loan has been requested, (ii) the Original Cost and Adjusted Cost of such Equipment, (iii) a complete description of the Leases covering such Equipment, (iv) the name of the lessees under such Leases, (v) a statement that such Equipment and Leases, subject to the acceptance by the Agent of such Equipment or the applicable lessee, satisfy the conditions to qualify as Eligible Equipment and Eligible Leases or Eligible Rental Contracts, respectively, (vi) the calculation of the projected amounts referred to in
Section 2.3(b) and (vii) such other information with respect to such Equipment and Leases as is requested by the Agent in the Borrowing Computation or otherwise. Within two Business Days after receipt of such information in the form indicated above, the Agent shall notify the Borrower if any of such Equipment or lessees are unacceptable to the Agent. In the event the Agent does not so notify the Borrower, the Agent, on behalf of itself and the Lenders, shall be deemed to have accepted such Equipment and lessees. The acceptance or deemed acceptance of any lessee under any Lease at any one time by the Agent shall not operate as an acceptance of such lessee at any future time.

           (b)   (i)   With respect to Loans based upon Eligible Leases (other
than Operating Leases), the amount of each such Loan shall be an amount equal to the lesser of (x) 100% of the Adjusted Cost of the Eligible Equipment subject to such Eligible Leases or (y) 75% of the amount of the Eligible Lease Receivables relating to such Eligible Leases, discounted to present value (which calculation shall not take into account rental payments due and payable under such Eligible Leases beyond 48 months after the commencement date of such Eligible Leases) by a percentage equal to the Borrowing Rate applicable to such Loan as of the applicable Borrowing Date.

                 (ii) with respect to Loans based upon Eligible Leases consisting of Operating Leases which are not Rental Contracts, the amount of each such Loan shall be an amount equal to the lesser of (x) 60% of the Net Book Value of the Eligible Equipment subject to such Eligible Leases or (y) 75% of the Eligible Lease Receivables relating to such Eligible Leases, discounted to present value (which calculation shall not take into account rental payments due and payable under such Eligible Leases beyond 48 months after the commencement. date of such Eligible Leases) by a percentage equal to the Borrowing Rate applicable to such Loan as of the applicable Borrowing Date.

                 (iii) With respect to Loans based upon Eligible Rental Contracts, the amount of each such Loan shall be an amount equal to 50% of the Net Book Value of the Eligible Equipment subject to such Eligible Rental Contracts.

           SECTION 2.4   BORROWINGS.

           (a) Upon the satisfaction by the Borrower of the applicable conditions set forth in Article 4 hereof and Sections 2.2 and 2.3 above, and provided that the Lease or the Equipment covered by such Lease relating to a requested Loan shall be "Eligible" within the parameters of the eligibility definition set forth in this Agreement with respect thereto, on each Borrowing Date, the Lenders shall make the Loans requested by the Borrower on the applicable Borrowing Date.

           (b) on each Borrowing Date, each Lender shall make available the respective amount of the Loan to be made by it no later than 11:00 A.M. New York City time, on such date by depositing the proceeds thereof, in immediately available funds, with the Agent at its Principal Office and the Agent shall pay over such funds, upon the Agent's receipt of the documents and satisfaction of the conditions required under Article 4 with respect to such Loans prior to the Borrowing Date and as soon as practicable after delivery of the Notice, (i) to an account designated by the Borrower or (ii) on instructions from the Borrower to the Agent in the Notice related to such Loan, transmitting such amount to the Borrower or such Person or entity as the Borrower shall have designated in such Notice. The making by any Lender of any Loan on the requested Borrowing Date does not and shall not imply such Lender's acceptance of such or any other Lease or Equipment whether or not the same lessee is the lessee under such other Lease or the same type of Equipment has been financed by the Lenders in connection with another Loan.

           SECTION 2.5   FEES.

           (a) COMMITMENT FEE. The Borrower shall pay to the Agent, for the account of each of the Lenders, a commitment fee (the "COMMITMENT FEE") on the daily average amount of the Unused Commitment (as defined below) at a rate equal to .425% per annum. As used herein, "Unused Commitment" shall mean the amount, determined as of the end of each day, by which the Commitment exceeds the aggregate principal amount of Loans outstanding. Such fee shall be payable quarterly in arrears on the date of the original Agreement, on the last Business Day of each December, March, June and September thereafter, and on the earlier to occur of the Commitment Termination Date and the date the Commitment is terminated pursuant to Article 8 hereof.

           (b) FEE AGREEMENT. The Borrower shall pay to the Agent the fee set forth in the letter agreement dated July 26, 1994 between the Borrower and the Agent.

           SECTION 2.6   BORROWING BASE; PREPAYMENTS.

           (a) The aggregate principal amount of the Loans outstanding shall not as of the date of any Borrowing Base Report exceed the amount of the Borrowing Base as of such date. In the event that for any reason the aggregate outstanding principal amount of the Loans exceeds the Borrowing Base, the Borrower shall immediately, but in any event, not later than the next due date for the Borrowing Base Report required to be delivered to the Agent pursuant to Section 5.10 hereof (i) prepay the Loans in an amount sufficient to reduce the sum of the aggregate principal amount of the Loans to an amount not greater than the Borrowing Base or (ii) increase the amount of the Borrowing Base by granting the Agent, as agent for the Lenders pursuant to the Security Agreement, a Lien pursuant to and as contemplated by Section 2.22 hereof and the Security Documents on additional Eligible Leases and Eligible Rental Contracts and Eligible Equipment or other security acceptable to the Lenders, in their sole discretion, such that, after giving effect to the grant of such Lien, the Borrowing Base equals or exceeds the aggregate principal amount of the Loans outstanding.

           (b) Subject to the delivery of a Notice pursuant to Section 2.2 and to the indemnity agreement set forth in Section 2.19 hereof, but otherwise without premium or penalty, the Borrower shall have the right to prepay any Loan at any time and from time to time in whole or in part; PROVIDED, HOWEVER, that
(x) any such prepayment (other than a prepayment pursuant to Section 2.6 (a)) shall be in an amount not less than such amounts as provided in Section 2.13 (a) hereof; (y) prepayment of Libor Term Loans shall be subject to the provisions of
Section 2.19 hereof; and (z) any such prepayment shall be made with interest accrued to the date of prepayment. Any prepayments under this Section 2.6(b) shall be applied by the Agent first to the payment of interest accrued with respect to the Loans prepaid, and the balance to prepay the principal amount thereof; PROVIDED, THAT with respect to the Term Loans such prepayment shall be applied in inverse order of the maturity of the installments thereof. Upon the making of a prepayment of the entire outstanding principal balance of a Loan in accordance with the provisions of this Section 2.6(b) and provided that no Default or Event of Default shall then have occurred and be continuing or would occur as a result thereof, the Agent shall release the Eligible Equipment and Eligible Leases and Eligible Rental Contracts to which such prepayment relates from the security interest granted to the Agent on behalf of the Lenders hereunder upon the receipt by the Agent of a Compliance Certificate and a Borrowing Base Report indicating that upon such release the Borrower shall be in compliance with the terms of Section 2.6(a) hereof.

           SECTION 2.7   CONVERSION OF LOANS.

           Subject to Section 2.19 hereof, the Borrower shall have the option to convert a Prime Rate Term Loan into a Libor Term Loan; PROVIDED, HOWEVER, that in the case of the conversion of such Loan, (a) the Borrower shall give to the Agent notice of each such conversion as provided in Section 2.2; and (b) no Loan may be converted if on the proposed date of conversion an Event of Default or Default has occurred and is continuing.

           SECTION 2.8   USE OF PROCEEDS OF LOANS.

           The proceeds of each Loan hereunder may be used by the Borrower solely to finance or refinance Eligible Equipment covered by Eligible Leases and Eligible Rental Contracts referred to in the Borrowing Computation relating to such Loan, and for no other purpose whatsoever.

           SECTION 2.9   INTEREST.

           (a) Subject to subsection (b) below, the Borrower shall pay to the Agent for the account, of each Lender interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan shall be paid in full, or converted from a Revolving Credit Loan into a Term Loan or converted from a Term Loan of one type into a Term Loan of another type, as the case may be, at the following rates per annum:

                 (i) with respect to any Revolving Credit Loan, during the period that such Loan (or any portion thereof) is outstanding, the Prime Rate plus .75%; and

                 (ii) with respect to any Term Loan, (x) during such periods that such Loan (or any portion thereof) is a Prime Rate Term Loan, the Prime Rate plus 2.50% and (y) during such periods that such Loan (or any portion thereof) is a Libor Term Loan, Libor plus 2.75%.

           (b) Notwithstanding the foregoing, the Borrower shall pay interest at the applicable Post-Default Rate on any Loan or any installment of principal thereof, and on any other amount payable by the Borrower hereunder and under any other Loan Document (including interest to the extent permitted by law) which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to and including the date on which the same is paid in full.

           (c) Except as provided in the following sentence, accrued interest on each Loan shall be payable monthly in arrears on the first Business Day of each month, commencing on the first month immediately following the date of the making of such Loan and continuing on the first Business Day of each month thereafter until the maturity of such Loan or the payment or prepayment thereof in full. Interest which is payable at a Post-Default Rate shall be payable from time to time on demand of the Agent.

           (d) Subject to Section 2.7 hereof, the Borrower shall be permitted to convert a Prime Rate Term Loan, or any portion thereof in an amount equal to or exceeding $500,000, to a Libor Term Loan.

           (e) References in this Section 2.9 to each Loan shall be deemed to refer, as applicable, to portions of such Loan.

           (f) Promptly after the establishment of any interest rate provided for herein or any change therein, the Agent will notify the Borrower thereof; PROVIDED, HOWEVER, that the failure of the Agent to so notify the Borrower shall not affect the obligations of the Borrower hereunder or under the Notes in any respect.

           (g) Anything in this Agreement or the Notes to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Agent for the account of any Lender to the extent that the Lender's receipt thereof would not be permissible under the law or laws applicable to such Lender limiting rates of interest which may be charged or collected by such Lender. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Agent for the account of such Lender, if at all, on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to such Lender limiting rates of interest which may be charged or collected by such Lender.

           SECTION 2.10 NOTES.

           (a) The Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note made by the Borrower and payable to the order of such Lender in a principal amount equal to such Lender's Commitment and otherwise duly completed, in substantially the form of EXHIBIT C-1 to the Original Loan Agreement (individually, a "REVOLVING CREDIT NOTE" and collectively, the "REVOLVING CREDIT NOTES").

           (b) The Credit Period Term Loans made by each Lender shall be evidenced by a single promissory note made by the Borrower and payable to the order of such Lender in a principal amount equal to such Lender's Commitment and otherwise duly completed, in substantially the form of EXHIBIT C-2 to the Original Loan Agreement (individually, a "CREDIT PERIOD TERM NOTE" and collectively, the "CREDIT PERIOD TERM NOTES"). The Conversion Term Loans made by each Lender shall be evidenced by a single promissory note made by the Borrower and payable to the order of such Lender in a principal amount equal to such Lender's pro rata share of the Revolving Credit Loans that are converted into Conversion Term Loans on the Commitment Termination Date and otherwise duly completed, in substantially the form of EXHIBIT C-3 to the Original Loan Agreement (individually, a "CONVERSION TERM NOTE" and collectively, the "CONVERSION TERM NOTES"). Upon payment in full of the Revolving Credit Loans or conversion of such Revolving Credit Loans into Conversion Term Loans and receipt of a duly completed Conversion Term Note by each Lender, all Revolving Credit Notes theretofore outstanding will be returned to the Borrower. Upon payment in full of the Credit Period Term Loans, all Credit Period Term Notes will be returned to the Borrower.

           (c) All Revolving Credit Loans and Credit Period Term Loans and all payments and prepayments made on account of the principal of such Loans shall be recorded by each Lender on the schedule attached to the applicable Note. The Borrower hereby authorizes the Lenders to make all notations on such schedules to record such matters and such notations shall, in the absence of manifest error, be conclusive as to the outstanding balance thereunder; PROVIDED, HOWEVER, that any failure by any Lender to make any such notation shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Notes in respect of the Loans.

           SECTION 2.11   PAYMENTS.

           (a) All payments of principal, interest, fees and other amounts payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, to the Agent for the account of the Lenders, PRO RATA at the Principal Office of the Agent no later than 11:00 A.M.

New York City time, on the dates on which such payments shall become due. Except as provided in clause (ii) to the definition of "Interest Period" set forth in
Section 1.1 hereof, payments which are due on a day which is not a Business Day shall be payable on the first Business Day thereafter and interest shall continue to accrue, or shall be payable for any principal so extended, in each case for the period of such extension. Each such payment made after such time on such dates shall be deemed to have been made on the next succeeding Business Day and interest shall accrue thereon accordingly. All payments received by the Agent for the account of the Lenders hereunder shall be applied first, to pay all fees and expenses then due and payable hereunder, second, to pay accrued and unpaid interest on the Loans and third, to repay the outstanding principal balance of the Loans. The Agent shall, once it has received such payment from the Borrower, remit in immediately available funds to each Lender its PRO RATA share of all such payments received by the Agent hereunder for the account of such Lender within one Business Day after its receipt or deemed receipt thereof.

           (b) If any Lender or other holder of a Note shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Note by any means in excess of its PRO RATA share of payments and other recoveries obtained by all Lenders or other holders on account of principal of and interest on any Loans and any other obligation, such Lender or other holder shall promptly purchase from the other Lenders or holders of a participation (or direct interest) in the Notes held by the other Lenders (or in interest due thereon, as the case may be), as shall be necessary to cause such purchasing Lender or other holder to share the excess payment or other recovery PRO RATA with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise any and all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing in this Agreement shall require any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or Obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this
Section 2.11 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.11 to share in the benefits of any recovery on such secured claim.

           SECTION 2.12   COMPUTATIONS.

           Interest on all Loans, fees and any other amounts payable hereunder or under the Notes or in connection herewith or therewith shall be computed on the basis of a 360-day year and actual days elapsed.

           SECTION 2.13 MINIMUM AMOUNTS OF BORROWINGS AND PREPAYMENTS; MAXIMUM AMOUNT OF LIBOR TERM LOANS.

           (a) Except for borrowings and prepayments which exhaust the full remaining amount of the Commitment (in the case of borrowings) or result in the prepayment of all Loans of a particular type: (i) each borrowing of a Prime Rate Loan (other than a Conversion Term Loan) and each prepayment of principal of the Prime Rate Loan hereunder shall be in an amount at least equal to $500,000 or some greater integral multiple of $100,000; and (ii) each borrowing of a Libor Term Loan (other than a Conversion Term Loan) and each prepayment of Libor Term Loan shall be in an amount at least equal to $500,000 or some greater integral multiple of $100,000.

           (b) Anything in this Agreement to the contrary notwithstanding, during the Credit Period, the aggregate principal amount of all Libor Term Loans outstanding at any time shall not exceed an amount equal to 85% of the aggregate principal amount of all Loans outstanding at such time.

           SECTION 2.14 RENEWAL OF COMMITMENT; EXTENSION OF COMMITMENT TERMINATION DATE.

           Upon (i) the written request of the Company to the Agent given at least ninety (90) days prior to each anniversary date of the date of this Agreement and (ii) the unanimous written consent of all the Lenders (such consent to be given at the sole discretion of each Lender), the Commitment shall be renewed and the Commitment Termination Date shall be extended for successive one-year periods, provided no Default or Event of Default exists hereunder. Promptly after the Agent's receipt of any such request, the Agent shall notify the Lenders of the submission thereof by the Company and each Lender shall within forty-five (45) business days after receipt of such notice, deliver written notice to the Agent of its decision whether or not to renew its Commitment and extend the Commitment Termination Date. In the event any Lender has not given such notice within such forty-five (45) day period, such Lender shall be deemed to have elected not to renew its Commitment and not to extend the Commitment Termination Date.

           SECTION 2.15   ADDITIONAL COSTS.

           (a) In the event that any law or regulation or guideline or interpretation (whether now in effect or hereafter adopted) thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority or any Regulatory Change shall (i) change the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any Loans (other than taxes imposed on the overall net income of such Lender for any such Loans by the United States or the jurisdiction in which such Lender has its principal office); (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender; (iii) impose, modify or deem applicable or result in the application of, any reserve, special deposit, capital maintenance, capital ratio or similar requirement against loan commitments made by any Lender or against any other extensions of credit (other than direct loans) or commitments to extend credit or other assets of or any deposits or other liabilities taken or entered into by any Lender; or (iv) impose. any other conditions affecting this Agreement or the Notes in respect of the Loans (or any of such extensions of credit, assets, deposits or liabilities) ; and the result of any event referred to in clause (i), (ii), (iii) or (iv) above shall be to increase such Lender's costs of making or maintaining any Loans or its Commitment, or to reduce any amount receivable by such Lender hereunder in respect of any Loans or its Commitment or to impose upon any Lender or increase any capital requirement applicable as a result of the making or maintenance of such Lender's Commitment or the obligation of the Borrower hereunder with respect to such Commitment or to reduce the amounts receivable by any Lender or any Lender's return on equity with respect to its Commitment hereunder as a result of any change, modification or increase set forth in this
Section 2.15(a) with respect to such Commitment (which increases in costs or increases in (or imposition of) capital requirements or reductions in amounts receivable or return on equity may be determined by each Lender's reasonable allocation of the aggregate of such cost increases, capital increases or impositions or reductions in amounts receivable or return on equity resulting from such events are hereinafter referred to as "ADDITIONAL COSTS"), then, upon demand made by such Lender the Borrower shall pay to the Agent, and the Agent shall pay to such Lender from time to time as specified by such Lender, such other amounts which shall be sufficient to compensate such Lender for such Additional Costs, together with interest on each such amount which is not paid within three (3) days after demand by such Lender, payable at the Post Default Rate.

           (b) Determinations by any Lender for purposes of this Section 2.15 of its costs of making or maintaining the Loans or on amounts receivable by it in respect of the Loans, or imposing upon or increasing capital requirements or reductions in amounts receivable or return on equity, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be set forth in writing in reasonable detail and shall be conclusive, absent manifest error.

           SECTION 2.16  LIMITATION ON TYPES OF LOANS.

           Anything herein contained to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any Libor Term Loans for any Interest Period therefor:

           (a) the Agent reasonably determines (which determination shall be conclusive) that, by reason of any event affecting the money markets in the United States of America or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in such markets in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

           (b) the agent reasonably determines (which determination shall be conclusive) that by reason of any event affecting money or financial markets in the United States of America or the London interbank market, rates of interest or the cost of making or maintaining loans, the rate of interest referred to in the definition of "Libor" in Article 1 hereof upon the basis of which the rate of interest of any Libor Term Loans for such period is determined does not accurately reflect the cost to any Lender of making or maintaining such Loans for such period, then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, such Lender shall be under no obligation to make Libor Term, Loans and the Borrower shall either prepay such Libor Term Loans in accordance with Section 2.6(b) hereof or convert such Libor Term Loans into Prime Rate Term Loans in accordance with Section 2.7 hereof.

           SECTION 2.17  ILLEGALITY; UNAVAILABILITY.

           Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender to (i) honor its obligations to make Libor Term Loans hereunder or (ii) maintain Libor Term Loans hereunder, then the Agent shall promptly notify the Borrower thereof, and the Lenders, obligation to make Libor Term Loans hereunder shall, upon written notice given by the Agent to the Borrower, be suspended until such time as all of the Lenders may again make and maintain Libor Term Loans and the Lenders, outstanding Libor Term Loans shall be converted into Prime Rate Term Loans (as shall be designated in a Notice from the Borrower to the Agent pursuant to Section 2.2 hereof; PROVIDED, HOWEVER, that the Borrower's failure to give such notice shall not prevent such conversion) in accordance with Sections 2.7 and 2.18 hereof.

           SECTION 2.18  CERTAIN CONVERSIONS PURSUANT TO SECTIONS 2.16 AND 2.17.

           If the Libor Term Loans are to be converted to Prime Rate Term Loans pursuant to Section 2.16 or 2.17 hereof, such Libor Term Loans shall be converted into Prime Rate Term Loans on the date as may be required by law or as the Agent may specify to the Borrower and, until the Agent gives notice as provided below that the circumstances specified in Section 2.16 or 2.17 hereof which gave rise to such conversion no longer exist:

           (a) to the extent that such Libor Term Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Libor Term Loans shall be applied instead to Prime Rate Term Loans; and

           (b) all Loans which would otherwise be made as Libor Term Loans shall be made instead as Prime Rate Term Loans and all Prime Rate Term Loans which would otherwise be converted into Libor term Loans shall remain as Prime Rate Term Loans or be prepaid by the Borrower.

           SECTION 2.19  INDEMNIFICATION.

           The Borrower hereby indemnities the Lenders against any loss or expense which any Lender may sustain or incur as a consequence of (a) any default in payment of interest accrued on any Loan outstanding hereunder, (b) any prepayment or conversion of a Libor Term Loan on a date other than the last day of the Interest period for such Libor Term Loan, (c) any failure by the Borrower to prepay or convert a Loan on the date for such prepayment or conversion as specified in the relevant Notice, (d) the occurrence of any default hereunder with respect to the

Loan, (e) the receipt or recovery by any Lender of all or any part of the Loan (whether by voluntary prepayment, acceleration or otherwise) other than on the final maturity thereof, or (f) any failure of the Borrower to borrow once the Borrower has given Notice to the Agent of a borrowing. Such losses and expenses shall include, but shall not be limited to, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Loan or any part thereof and any loss of margin on reemployment of the funds so received or recovered. For the purpose of this
Section 2.19, the determination by the Lenders of such losses and reasonable expenses shall be conclusive if made reasonably and in good faith absent manifest error.

           SECTION 2.20  PROPORTIONATE TREATMENT.

           (a) Each borrowing hereunder shall be made from the Lenders, and each payment of fees under Sections 2.5 hereof shall be made for the account of the Lenders, in each case in proportion to their respective Commitment Percentages.

           (b) Each payment and prepayment by the Borrower of principal of or interest on the Loans shall be made to the Agent for account of the Lenders in proportion to the respective unpaid principal amounts thereof.

           (c) The Commitment and other obligations of the Lenders under this Agreement are several and not joint nor joint and several.

           SECTION 2.21 AGENT'S OBLIGATION TO EXPEND FUNDS; NON-RECEIPT OF FUNDS BY AGENT.

           The Agent shall not be required to expend any of its own money to make up the full amount of any Loan requested by the Borrower hereunder, or otherwise incur any expense as a consequence of the failure of any Lender to make available to the Agent amounts in respect of its Commitment which the Lenders have become obliged to make available hereunder. Should such a failure occur and the Agent shall nevertheless have advanced money of its own or incurred expense in order to make up the full amount of any such Loan, it shall be deemed to have done so at the request of any Lender which is in default of its obligations to make amounts available to the Agent, unless such Lender shall have previously notified the Agent that it would not make such an advance or incur such an expense to make good such failure, and in the absence of such prior notice, such Lender shall be in default hereunder and shall be obligated to pay to the Agent on demand the amount expended by the Agent out of its own funds plus any costs incurred by the Agent to carry such funds while such Lender is in default to the Agent hereunder, all of which shall constitute a loan by the Agent to such Lender which shall bear interest from the date of the advance by the Agent at the Federal Funds Rate from day to day on the Loan with respect to which the advance or expenditure was made. During the continuance of any such default as between the Agent and such Lender, and notwithstanding anything elsewhere herein to the contrary expressed or implied, (a) the principal amount of Indebtedness in respect of Loans made by such Lender in default shall be deemed to be reduced, so long as the default continues, by the amount not remitted by it to the Agent as described in the preceding sentence and such principal amount and interest thereon shall be deemed assigned to and collectible by the Agent for its own account for application against the amount of its claim under the preceding sentence and (b) such Lender shall not be entitled to vote on any matters related to this Agreement and the other Loan Documents, such Lender's Commitment and Commitment Percentage shall be deemed to be zero for purposes of determining the "Majority Lenders" and the obligations of the Borrower to such Lender shall be paid after payment in full of all Obligations of the Borrower to the other Lenders. Notwithstanding the foregoing, in the event the Agent shall have made an advance on behalf of a Lender without prior notice not to do so, the Borrower shall, on demand from the Agent, repay to the Agent the amount so made available with interest thereon, in respect of each day during the period commencing on and including the date such advance was so made by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) the Prime Rate plus
 .75% if such advance was made by the Agent to the Borrower as a Revolving Credit Loan, (ii) the Prime Rate plus 2.50%, if such advance was made by the Agent to the Borrower as a Prime Rate Term Loan, or (iii) Libor plus 2.75%, if such advance was made by the Agent to the Borrower as a Libor Term Loan. If a Lender remits funds to the Agent in respect of a requested Loan and, pursuant to the provisions of this Agreement, such Loan is not made, the Agent shall promptly remit to such Lender an amount equal to the funds so remitted together with any interest received by the Agent from the Borrower with respect. thereto pursuant to Section 2.9(a) hereof, but if the Agent does not receive any interest from the Borrower pursuant to Section 2.9(a) hereof, the Agent shall pay to such Lender interest calculated using the Federal Funds Rate on the amount of funds so remitted by such Lender from the date following the date on which the Agent received such funds until the date the Agent remits the funds to such Lender.

           SECTION 2.22  SECURITY-AND GUARANTIES.

           (a) In order to secure the due payment and performance by the Loan Parties of all of the Indebtedness, liabilities and Obligations of the Borrower to the Agent and the Lenders, whether now existing or hereafter arising under this Agreement, the Notes or any of the other Loan Documents (all such Indebtedness, liabilities and obligations are hereinafter referred to, collectively, as the "OBLIGATIONS") including, without limitation, the due and punctual payment of the principal of and the interest on the Notes according to their terms and effect:

                 (i) the Borrower shall grant to the Agent, as agent for the Lenders, subject to Section 4.2(e) hereof, a duly perfected first priority Lien on all of Borrower's right, title and interest in the Collateral subject to no other Liens other than Liens permitted under
           Section 7.2(b) hereof, as applicable, by the execution and delivery to the Agent, of a security agreement in the form of EXHIBIT D-1 to the original Loan Agreement (the "SECURITY AGREEMENT") and an assignment of leases, in the form of EXHIBIT E-1 to the Original Loan Agreement (the "ASSIGNMENT OF LEASES"), and by the execution and delivery from time to time of supplements to the Security Agreement, in the form of EXHIBIT D-2 to the Original Loan Agreement (the "Security Agreement Supplements"), and supplements to the Assignment of Leases, in the form of EXHIBIT E-2 to the Original Loan Agreement (the "ASSIGNMENT OF LEASES SUPPLEMENTS");

                 (ii) the Borrower shall deliver to the Agent all executed copies of the Leases in connection with the perfection of the Agent's first priority Lien in such Leases in accordance with Section 4.2(f) hereof;

                 (iii) in accordance with Section 4.2(e) hereof, the Borrower shall execute and deliver to the Agent all UCC financing statements or such other documentation, including copies of such documents acknowledging the filings of such documentation with the appropriate governmental authorities, as may be reasonably required by the Agent to perfect the interest of the Borrower and the Agent in the Collateral; and

                 (iv) execute and deliver or cause to be executed and delivered such other agreements, instruments and documents as the Agent may reasonably require in order to effect the purposes of the Security Agreement, the Assignment of Leases, the Security Agreement Supplements, the Assignment of Leases Supplements and this Agreement (the Security Agreement, the Assignment of Leases, the Security Agreement Supplements, the Assignment of Leases Supplements and such other agreements, instruments and documents are referred to collectively as the "SECURITY DOCUMENTS").

           (b) The Guarantor shall execute and deliver to the Agent a guaranty in the form of EXHIBIT F to the Original Loan Agreement (the "GUARANTY"), pursuant to which the Guarantor shall guarantee the payment and performance of the Loans, all interest thereon, all fees hereunder and all other obligations to the extent provided therein.

                                    ARTICLE 3
                                    ---------

                         REPRESENTATIONS AND WARRANTIES

           The Borrower hereby represents and warrants to the Agent and each Lender that:

           SECTION 3.1   ORGANIZATION.

           (a) Each of the Borrower and Guarantor (collectively the "LOAN PARTIES") is duly organized and validly existing under the laws of the state of its incorporation and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. Schedule 3.1 annexed to the Original Loan Agreement accurately and completely lists the state of incorporation of each of the Loan Parties, the authorized and outstanding shares of capital stock of the Loan Parties and the ownership of such stock. All of the shares of the Borrower owned by the Guarantor are validly outstanding and fully paid and nonassessable, and are owned free and clear of any Lien. Except as set forth on Schedule 3.1 with respect to the Guarantor, there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock of either of the Loan Parties nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of either of the Loan Parties.

Except as set forth on Schedule 3.1, the Borrower has no Subsidiaries and the Guarantor has no Subsidiaries other than the Borrower.

           (b) Each Loan Party is in good standing in its state of incorporation and in each state in which it is qualified to do business. There are no jurisdictions other than as set forth on Schedule 3.1 to the Original Loan Agreement in which the character of the properties owned or proposed to be owned by any Loan Party or in which the transaction of its business as now conducted or as proposed to be conducted requires or will require such Loan Party to qualify to do business and as to which failure to so qualify could have a material adverse effect on its business, operations, financial condition or properties.

           SECTION 3.2   POWER, AUTHORITY, CONSENTS.

           Each of the Loan Parties has the power to execute, deliver and perform the Loan Documents to be executed by it, the Borrower has taken all necessary action (corporate or otherwise) to authorize the borrowing hereunder on the terms and conditions of this Agreement and each of the Loan Parties has taken all necessary action (corporate or otherwise) to authorize the execution, delivery and performance of the Loan Documents. No consent or approval of any Person (including, without limitation, any stockholder of either of the Loan Parties), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by either of the Loan Parties, or the validity, enforcement or priority, of the Loan Documents (or any Lien created and granted thereunder), except as set forth on Schedule 3.2 annexed to the Original Loan Agreement each of which either has been duly and validly obtained on or prior to the date of the original Loan Agreement and is now in full force and effect, or is designated on Schedule 3.2 as waived by the Lender.

           SECTION 3.3   NO VIOLATION OF LAW OR AGREEMENTS.

           The execution and delivery by the Loan Parties of each Loan Document to be executed and delivered by it will not (i) violate or conflict with any provision of law or any rule or regulation, (ii) violate or conflict with any provision of the respective Certificates of Incorporation or by-laws of the Loan Parties, (iii) violate or conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which either Loan Party is a party, or by which it is bound or any of its properties or assets is affected, or (iv) result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower, except for the Liens created and granted pursuant to the Security Documents.

           SECTION 3.4   DUE EXECUTION, VALIDITY, ENFORCEABILITY.

           This Agreement and each of the other Loan Documents has been duly executed and delivered by each of the Loan Parties, as applicable, and each constitutes a valid and legally binding obligation of such Loan Party, enforceable against it in accordance with its terms.

           SECTION 3.5   PROPERTIES, PRIORITY OF LIENS.

           All of the properties and assets owned by the Borrower are owned by it free and clear of any Lien of any nature whatsoever, except as provided for in the Security Documents to be executed and delivered pursuant hereto, the Liens listed on Schedule 3.5 to the Original Loan Agreement and Permitted Liens. The Liens which have, simultaneously with the execution and delivery of this Agreement and the consummation of the initial Loans, been created and granted by the Security Documents constitute valid perfected first priority Liens on the properties and assets covered by the Security Documents, subject to no prior or equal Lien except as permitted by Section 7.2 hereof and except as provided in section 4.2(e) hereof.

           SECTION 3.6   JUDGMENTS, ACTIONS, PROCEEDS.

           There are no outstanding judgments, actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to or, to the best of the Borrower's knowledge, threatened against or affecting the Loan Parties involving, in the case of any judgment, action or proceeding, an amount in excess of $100,000 individually, and, in the case of all judgments, actions or proceedings, amounts in excess of $300,000 in the aggregate nor, to the best of the Borrower's knowledge, is there any reasonable basis for the institution of any such action or proceeding which is probable of assertion, nor are there any such actions or proceedings in which any Loan Party is a plaintiff or complainant.

           SECTION 3.7   NO DEFAULTS, COMPLIANCE WITH LAWS.

           Neither Loan Party is in material default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected and each Loan Party has complied and is in compliance in all respects with all applicable laws, ordinances and regulations, including, without limitation, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, Federal Reserve Board Regulations B, M and Z and any applicable state consumer protection statutes, non-compliance with which could have a material adverse effect on the business, operations, financial condition or properties of either of the Loan Parties or on the ability of the Loan Parties to perform their respective obligations under the Loan Documents.

           SECTION 3.8   BURDENSOME DOCUMENTS.

           Neither Loan Party is a party to or bound by, nor are any of the properties or assets owned by any Loan Party or used in the conduct of its business affected by any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment which materially and adversely affects its business, assets or condition, financial or otherwise.

           SECTION 3.9   FINANCIAL STATEMENTS.

           Each of the Financial Statements is correct and complete and presents fairly the consolidated financial position of the Loan Parties as at its date, and has been prepared in accordance with GAAP. The Loan Parties have no material obligations, liabilities or commitments, direct or contingent, which are not reflected in the Financial Statements. There has been no material adverse change in the financial position or operations of the Loan Parties since the date of the latest balance sheet included in the Financial Statements (the "LATEST BALANCE SHEET"). The fiscal year of the Loan Parties is the twelve-month period ending on December 31 of each year.

           SECTION 3.10  TAX RETURNS.

           The Loan Parties have filed all federal, state and local tax returns required to be filed by them and have not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. Except to the extent that reserves therefor are reflected in the Financial Statements, (a) there are no material federal, state or local tax liabilities of the Loan Parties due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet, whether incurred in respect of or measured by income, which are not properly reflected in the Latest Balance Sheet, and (b) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Loan Parties for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

           SECTION 3.11  INTELLECTUAL PROPERTY.

           The Borrower possesses all necessary patents, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights of others.

           SECTION 3.12  REGULATIONS G AND U.

           No part of the proceeds received by the Borrower from the Loans will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness which was incurred for the purposes of purchasing or carrying, any margin stock as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

           SECTION 3.13  NAME CHANGES.

           The Borrower has never changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person, except that the Borrower was the surviving entity of the merger of LeaseComm Corporation, a Delaware corporation, with the Borrower pursuant to an Agreement of Merger dated December 22, 1989.

           SECTION 3.14  FULL DISCLOSURE.

           None of the Financial Statements nor any certificate, opinion, or any other statement made or furnished in writing to the Lenders by or on behalf of any of the Loan Parties in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. There is no fact known to any Loan Party which has, or would in the now foreseeable future have, a material adverse effect on the business, prospects or condition, financial or otherwise, of any Loan Party which fact has not been set forth herein, in the Financial Statements, or any certificate, opinion, or other written statement so made or furnished to the Lenders.

           SECTION 3.15  CONDITION OF ASSETS.

           All of the assets and properties of the Borrower which are reasonably necessary for the operation of its business are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

           SECTION 3.16  ERISA.

           (a) Except as set forth on Schedule 3.16 to the Original Loan Agreement, the Loan Parties do not have and have never had any Plan in connection with which there could arise a direct or contingent liability of the Loan Parties to the Pension Benefit Guaranty Corporation ("PGBC"), the Department of Labor or the IRS. The Loan Parties are not participating employers
(i) in any Plan under which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA, or (ii) in a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

           (b) All references to the Loan Parties in this Section 3.16 or in any other Section of this Agreement relating to ERISA, shall be deemed to refer to the Borrower and all other entities which are, together with the Borrower, part of a Controlled Group.

           SECTION 3.17  PRINCIPAL PLACE OF BUSINESS.

           The principal place of business of the Borrower and the records relating to the Leases covering the Equipment, invoices, claims, accounts receivable and contract rights of the Borrower are located at the address indicated for the Borrower in the introduction to this Agreement.

           SECTION 3.18  ABSENCE OF DEFAULT.

           No Default or Event of Default exists.

           SECTION 3.19  REGULATED COMPANY.

           Neither the Guarantor nor any of its Subsidiaries, including the Borrower, is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder. The Borrower represents to the Agent and each Lender that it has not, either directly or through any agent, offered any interest in the Notes for sale to, or solicited any offers to buy an interest therein from, or otherwise approached or negotiated in respect of any interest therein with, any person or person other than the Lenders. The Borrower agrees that it will not, directly or indirectly, sell or offer, or attempt to offer to dispose of, any interest in the Notes or any substantially similar instruments of the Borrower, or solicit any offers to buy any interest therein from, or otherwise approach or negotiate with respect thereto with, any person whatsoever so as to bring the execution and delivery of this Agreement or the Notes within the provisions of Section 5 of the Federal Securities Act of 1933, as now in effect or as later amended.

           SECTION 3.20  SUBORDINATED DEBT.

           Schedule 3.20 annexed to the Original Loan Agreement is a true and complete list of all existing Indebtedness of the Guarantor and its Subsidiaries, including, without limitation, the Borrower, which is subordinate in payment to the Obligations and the Guaranteed Obligations (as defined in the Guaranty). Except as set forth on Schedule 3.20 to the Original Loan Agreement and except with respect to the amount of principal, the rate of interest payable thereon, the required amortization thereof and the maturity date thereof, all of such Indebtedness is evidenced by notes that are on terms and conditions identical to the terms and conditions of either (a) the $34,000 11% Capital Note, Subordinated, Due July 14, 1997, of the Guarantor to Bay Resource Corp. Money Purchase Pension Plan F.B.O. P.G.R. Lloyd IRA R.0, (b) the $50,000 13.25% Amortizing Capital Note, Subordinated, Due March 1, 1994, of the Guarantor to Leonora Howe Booth Trust, (c) the $50,000 Capital Note, Subordinated, Due September 1, 1996, of the Guarantor to John M. Haley, or (d) the $7,500,000 12% Senior Subordinated Notes of the Guarantor due 2001.

           SECTION 3.21  SOLVENCY.

           Each Loan Party is Solvent prior to and will be Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents and the making of the Loans to be made hereunder.

                                    ARTICLE 4
                                    ---------

                      THE CLOSING; CONDITIONS TO THE LOANS

           SECTION 4.1   CONDITIONS TO EFFECTIVENESS OF AMENDED AGREEMENT.

           As a condition precedent to the effectiveness of this Amended
Agreement:

           (a) (i) The Borrower shall have executed and delivered to the Agent, with sufficient original counterparts for each Lender, this Amended Agreement, the Confirmation of Guaranty (the "Confirmation") of the Guarantor in form and substance satisfactory to the Agent and (ii) the Borrower shall have executed and delivered to the Agent a Revolving Credit Note and Credit Period Term Note payable to the order of the Bank and each Lender, which in the case of each Lender (other than PNC Bank, National Association) shall be in substitution for the Revolving Credit Notes and Credit Period Term Notes heretofore executed and delivered by the Borrower to the Bank and each such Lender. Upon receipt by the Agent from each of the Lenders of the Revolving Credit Notes and Credit Period Term Notes of such Lenders referred to in clause (ii) of the next preceding sentence, the Agent shall return to the Borrower the Revolving Credit Notes and Credit Period Term Notes heretofore issued by the Borrower to the Bank and each such Lender with the notation "Replaced by Substitution" thereon.

           (b) The Borrower and the Guarantor shall have executed and delivered to the Agent, with sufficient original counterparts for each Lender, amendments to the Security Agreement and the Assignment of Leases in the form attached hereto as Exhibit D-3, and to such other Security Documents as the Agent shall in its discretion reasonably require.

           (c) The Borrower shall have executed and delivered to the Agent amendments to all such UCC-1 financing statements as the Agent shall require to continue to perfect and preserve its security interest created under the Security Documents and shall have delivered to the Agent, and the Agent shall deliver to each Lender upon request by such Lender, copies of acknowledgment stamped copies of all such UCC-1 financing statements evidencing the filing thereof.

           (d) The Agent shall have received an officer's certificate in form and substance satisfactory to the Agent from each of the Borrower and the Guarantor, with sufficient original counterparts for the Bank and each Lender, confirming the following:

                 (i) All corporate action required to be taken by the Borrower or Guarantor to authorize the execution, delivery and performance of this Amended Agreement, the agreements, documents and instruments referred to herein and the transactions contemplated hereby and thereby;

                 (ii) None of its organizational documents have been amended since the date(s) as of which copies of said organizational documents were certified to the Agent;

                 (iii) Specimen signature(s) of the person(s) authorized to execute this Amended Agreement, the Confirmation and any of the Loan Documents to which it is a party (including any amendments thereto);

                 (iv) The execution, delivery and performance of this Amended Agreement, the Confirmation and the Loan Documents to which it is a party (including any amendments thereto) have been authorized by resolutions of the Board of Directors of the Borrower and the Guarantor, copies of which shall be attached to such officer's certificate; and;

                 (v) Each of the Borrower and the Guarantor remains in good standing in its respective jurisdiction of incorporation and in each jurisdiction in which it is qualified to do business.

           (e) An opinion of counsel to each of the Loan Parties addressed to the Agent and the Lenders.

           (f) The Agent shall have received for itself and for the accounts of each of the Lenders, all fees, costs and expenses payable by the Borrower, including, without limitation, the fees and expenses of Rogers & Wells, counsel to the Agent, to the extent payable on or prior to the date of this Amended Agreement.

           (g) All proceedings in connection with the transactions contemplated by this Amended Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Agent, and the Agent and each Lender upon its request, shall have received all information and such counterpart originals or certified or other copies of such documents as it may reasonably request prior to the date of this Amended Agreement.

           (h) The Borrower shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Amended Agreement and the Security Documents.

           (i) The representations and warranties contained in Article 3 hereof shall be true and correct on the date of this Amended Agreement.

           (j) No Default or Event of Default shall have occurred, and the Agent and each Lender shall have received a compliance certificate (a "COMPLIANCE CERTIFICATE") in the form of EXHIBIT G hereto dated the date of the Amended Agreement certifying, INTER ALIA, that the conditions set forth in Sections 4.1(h), (i) and (j) hereof are satisfied on such date.

           (k) The Agent shall have received any and all further information and documents which the Agent, the Lenders or their respective counsel may reasonably request.

           (1) All legal matters incident to the effectiveness of this Amended Agreement shall be satisfactory to counsel to the Agent.

           SECTION 4.2   CONDITIONS TO LOANS.

           The obligation of the Lenders to make each Loan shall be subject to the fulfillment (to the reasonable satisfaction of the Agent) of the following conditions precedent which, in the case of the initial Loans shall be in addition to the other conditions set forth in Section 4.1:

           (a) The Agent shall have received a Notice relating to such Loan, together with the Borrowing Computation certified by the president, chief financial officer or vice president-finance of the Borrower, which shall establish to the reasonable satisfaction of the Agent that the Borrowing Base is equal to or greater than the outstanding principal amount of the Loans after giving effect to the Loan proposed to be made.

           (b) If the requested Loan is a Conversion Term Loan, each Lender shall have received an executed Conversion Term Note.

           (c) Upon request of the Agent or when the Original Cost of Eligible Equipment for each Eligible Lease or Eligible Rental Contract relating thereto on the basis of which such Loan is being made exceeds $10,000, the Agent shall have received the original bills of sale issued by the seller or the manufacturer of the Eligible Equipment to which such Loan pertains showing the initial invoiced cost of all such Eligible Equipment and the Eligible Leases and Eligible Rental Contracts with respect thereto.

           (d) The Borrower shall have executed and delivered to the Agent and the Agent shall forward to each Lender a Security Agreement Supplement and Assignment of Leases Supplement in form and substance satisfactory to the Agent and the Lenders covering the Equipment and Leases to which such Loan pertains.

           (e) The Borrower shall have perfected its interest in the Equipment against each lessee of Equipment in each case where such lessee is leasing Equipment with an aggregate Original Cost of $10,000 or more by the filing of a precautionary UCC financing statement naming the Borrower as secured party/lessor and the lessee of such Equipment as debtor/lessee and shall have delivered to the Agent acknowledgment stamped copies of all such UCC financing statements, assignment of all such UCC financing statements naming the Agent as assignee of the Borrower and acknowledgment stamped copies of all such UCC-1 financing statements evidencing the filing thereof in such jurisdictions. The Borrower shall have executed and delivered to the Agent all such UCC-1 financing statements for filing in such jurisdictions as the Agent shall require to perfect its security interest in the Collateral and acknowledgment stamped copies of all such UCC-1 financing statements evidencing the filing thereof in such jurisdictions and the payment of all applicable recordation taxes. Upon the occurrence of a Default or Event of Default, the Agent shall, pursuant to the power of attorney granted to it pursuant to the Security Agreement, be entitled to execute all such UCC-1 financing statements, on behalf of the Borrower, as the Agent deems necessary to perfect its security interest in the Collateral in all jurisdictions in which any Collateral is located and the Borrower shall reimburse the Agent for all costs and expenses, including recordation taxes, if any, incurred by the Agent in connection therewith.

           (f) The Borrower shall have delivered to the Agent all executed original counterparts of each Lease (s) included in the Collateral for such Loan, certified as such by the Borrower.

           (g) The Borrower shall have fully complied with all the terms and conditions of the Security Documents including but not limited to, delivering to the Agent all executed copies of the Eligible Leases and Eligible Rental Contracts included in the Collateral for such Loan, certified as such by the Borrower.

           (h) The Borrower shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement.

           (i) The representations and warranties contained in Article 3 hereof shall be true and correct on the date thereof.

           (j) No Default or Event of Default shall have occurred, and the Agent and each Lender shall have received a Compliance Certificate dated the date such Loan is made certifying, INTER ALIA, that the conditions set forth in Sections 4.2(g), (h), (i) and (j) hereof are satisfied on such date.

           (k) All legal matters incident to the Loan shall be satisfactory to counsel for Agent and the Lenders.

           (1) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Agent and the Agent, and each Lender upon request by such Lender, shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request prior to the making of such Loan.

           (m) The Agent shall have received any and all further information and documents which the Agent, the Lenders and their special counsel may reasonably request in connection with making such Loan.

                                    ARTICLE 5
                                    ---------

                    DELIVERY OF FINANCIAL REPORTS, DOCUMENTS

                              AND OTHER INFORMATION

           While the Commitment is outstanding, and, in the event any Loan remains outstanding, so long as the Borrower is indebted to the Agent or any Lender and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall deliver to the Agent:

           SECTION 5.1   ANNUAL FINANCIAL STATEMENTS.

           Annually, as soon as available, but in any event within 90 days after the last day of each of its fiscal years, (a) a consolidated balance sheet of the Guarantor and its Subsidiaries, including the Borrower, as at such last day of the fiscal year and consolidated statements of income and retained earnings and of cash flows for such fiscal year, each prepared in accordance with GAAP consistently applied, in reasonable detail, and certified without qualification by a recognized firm of independent certified public accountants reasonably acceptable to the Agent as fairly presenting the financial position and the results of operations of the Guarantor and its Subsidiaries, including the Borrower, as at and for the year ending on its date and as having been prepared in accordance with GAAP and (b) consolidating balance sheets, statements of income and retained earnings and of cash flows for the Guarantor and each of its Subsidiaries, including the Borrower, certified by the president or chief financial officer of the Borrower as fairly presenting the financial position and the results of operations of the Guarantor and its Subsidiaries, including the Borrower, as at its date and for such month and as having been prepared in accordance with GAAP consistently applied.

           SECTION 5.2   QUARTERLY FINANCIAL STATEMENTS.

           As soon as available, but in any event within 45 days after the end of each fiscal quarter, unaudited consolidated and consolidating balance sheets of each of the Guarantor and its Subsidiaries, including the Borrower, as of the last day of such quarter and consolidated and consolidating statements of income and retained earnings and of cash flows for such quarter, each such statement to be certified by the president or chief financial officer of the Borrower as fairly presenting the financial position and the results of operations of the Guarantor and its Subsidiaries, including the Borrower, as at its date and for such quarter and as having been prepared in accordance with GAAP consistently applied (subject to year-end audit adjustments).

           SECTION 5.3   MONTHLY FINANCIAL STATEMENTS.

           As soon as available, but in any event within 30 days after the end of its first eleven fiscal monthly periods, a consolidated balance sheet of the Guarantor and its Subsidiaries, including the Borrower, as of the last day of each such month and consolidated statements of income and retained earnings and of cash flows for such month, each such statement to be certified by the president or chief financial officer of the Borrower as fairly presenting the financial position and the results of operations of the Guarantor and its Subsidiaries, including the Borrower, as at its date and for such month and as having been prepared in accordance with GAAP consistently applied (subject to year-end audit adjustments).

           SECTION 5.4   OTHER INFORMATION.

           Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Notes and the other Loan Documents, and such other data and information of any nature as the Lenders may reasonably request from time to time, including, without limitation, Updated Experience Tables tracking aging and delinquencies for all types of invoices on an invoice-by-invoice basis, how such invoices have been paid and the collection rates with respect thereto, prepared in conjunction with the annual audit of the Borrower.

           SECTION 5.5   NO DEFAULT CERTIFICATE.

           At the same time as it delivers the financial statements required under the provisions of Sections 5.1, 5.2 and 5.3, a certificate of the president or chief financial officer of each of the Loan Parties, in the form of
Schedule 5.5 hereto, to the effect that no Event of Default hereunder and that no default under any other agreement to which either of the Loan Parties is a party or by which it is bound, or by which, to the best of the knowledge of the Borrower, any of its properties or assets, taken as a whole, may be materially affected, and no Default or Event of Default exists or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Section 6.9 hereof.

           SECTION 5.6   CERTIFICATE OF ACCOUNTANTS.

           At the same time as it delivers the financial statements required under the provisions of Section 5.1, a certificate of a recognized firm of independent certified public accountants reasonably acceptable to the Agent addressed to the Guarantor to the effect that (i) during the course of their audit of the operations of the Loan Parties and their condition as of the end of the fiscal year, nothing has come to their attention which would indicate that there was any violation of the covenants contained in Section 6.9 or Article 7 of this Agreement, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement and (ii) that the Borrower is in compliance with the Borrowing Base limitation hereunder.

           SECTION 5.7   COPIES OF DOCUMENTS.

           Promptly upon their becoming available, copies of any (a) correspondence or notices received by the Borrower from any federal, state or local governmental authority which regulates the operations of the Borrower, including as to environmental matters and hazardous waste, relating to an actual or threatened change or development which would be materially adverse to the Borrower; (b) written reports submitted by either of the Loan Parties by its independent accountants in connection with any annual or interim audit of the books of the Loan Parties made by such accountants; and (c) any appraisals received by either of the Loan Parties with respect to the properties or assets of the Borrower.

           SECTION 5.8   NOTICES OF DEFAULTS.

           Promptly, notice of the occurrence of any Default or an Event of Default hereunder, or event which would constitute or cause a materially adverse change in the condition, financial or otherwise, or the operations of the Borrower.

           SECTION 5.9   ERISA NOTICES.

           (a) Concurrently with such filing, a copy of each form 5500 which is filed with respect to each plan with the IRS; and

           (b) Promptly, upon their becoming available, copies of (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, relating to an actual or threatened change or development which would be materially adverse to the Loan Parties (ii) copies of all actuarial valuations received by either of the Loan Parties with respect to any Plan; and (iii) copies of any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from PBGC to either of the Loan Parties with respect to the intent of the PBGC to institute involuntary termination proceedings.

           SECTION 5.10  BORROWING BASE REPORT AND COMPLIANCE REPORT.

           Monthly, as soon as available, but it any event within 15 days after the end of the immediately preceding month, a report evidencing the compliance by the Borrower with the Borrowing Base limitation set forth in Section 2.1(a) hereunder in the form of EXHIBIT H annexed hereto (the "BORROWING BASE REPORT"), dated as at the end of such month, certified by the president, chief financial officer, vice president-funding operations or chief operating officer of the Borrower. The Borrower shall also deliver a copy of such Borrowing Base Report to each of the Lenders contemporaneously with the delivery of such report to the Agent.

           SECTION 5.11  ACCOUNTS RECEIVABLE AGING SUMMARY.

           (a) Monthly, as soon as available, but in any event within 30 days after the end of the immediately preceding month, an accounts receivable aging summary of the Guarantor and its Subsidiaries, including the Borrower, as of the last day of each such month, each such summary to include separately Finance Leases, Operating Leases which are not Rental Contracts, Rental Contracts and Other Miscellaneous Equipment (as defined in the definition of Equipment hereto), and shall be certified by the president, chief financial officer, vice president-funding operations or chief operating officer of the Borrower as true and correct and as having been prepared in accordance with GAAP consistently applied (subject to year-end audit adjustments). Such summary shall reconcile on a monthly basis with the corresponding general ledger reports delivered under
Section 5.3 hereof for such month.

           (b) Semi-annually, as soon as available, but in any event within 30 days after the end of (i) the first six fiscal monthly periods and (ii) the second six fiscal monthly periods, an accounts receivable aging summary of the Guarantor and its Subsidiaries, including the Borrower, as of the end of each such period, each such summary to include separately Finance Leases, Operating Leases which are not Rental Contracts, Rental Contracts and Other Miscellaneous Equipment, and shall be certified by the president, chief financial officer, vice president-funding operations or chief operating officer of the Borrower as true and correct and as having been prepared on a contractual basis in accordance with GAAP consistently applied.

           SECTION 5.12  CONCENTRATION OF EQUIPMENT.

           Semi-annually, as soon as available, but in any event within 30 days after the end of (i) the first six fiscal monthly periods and (ii) the second six fiscal monthly periods, a report detailing the aggregate value of all Eligible Equipment located in each state of the United States.

           SECTION 5.13  BAD DEBT REPORTS.

           Quarterly, as soon as available, but in any event within 30 days after the end of each of its fiscal quarters, reports concerning a formula provision for bad debt and reserve for bad debt rollforward, and shall be in the respective forms as provided in Schedule 5.13 hereto.

           SECTION 5.14  RESIDUAL REALIZATION REPORTS.

           Quarterly, as soon as available, but in any event within 30 days after the end of each of its fiscal quarters, residual realization reports pertaining to Operating Leases in form and substance satisfactory to the Agent.

                                    ARTICLE 6
                                    ---------

                              AFFIRMATIVE COVENANTS

           While the Commitment is outstanding, and, until payment in full and performance of all Obligations, the Borrower shall, and shall cause Guarantor to:

           SECTION 6.1   BOOKS AND RECORDS.

           Keep proper books of record and account in a manner reasonably satisfactory to the Agent in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities and not change its principal place of business without the consent of the Majority Lenders.

           SECTION 6.2   INSPECTIONS AND AUDITS.

           Permit the Agent and the Lenders to make or cause to be made inspections and audits of any books, records and papers of the Borrower and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrower, on reasonable notice, at all such reasonable times and as often as the Agent or any Lender may reasonably require, in order to assure that the Borrower is and will be in compliance with its obligations under the Loan Documents or to evaluate such Lender's investment in the Notes.

           SECTION 6.3   MAINTENANCE AND REPAIRS.

           Maintain in good repair, working order and condition, subject to normal wear and tear, all material properties and assets from time to time owned by it and used in or necessary for the operation of its business, and make all reasonable repairs, replacements, additions and improvements thereto.

           SECTION 6.4   CONTINUANCE OF BUSINESS.

           Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business and continue to engage in the same line of business.

           SECTION 6.5   COPIES OF CORPORATE DOCUMENTS.

           Subject to the prohibitions set forth in Section 7.12 hereof, promptly deliver to the Agent and the Lenders copies of any amendments or modifications to its Certificate of Incorporation and by-laws, certified with respect to the Certificate of Incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary of such Loan Party.

           SECTION 6.6   PERFORM OBLIGATIONS.

           (a) Pay and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP then in effect, proper and adequate book reserves relating thereto are established by the Borrower, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

           (b) Solely with respect to the Borrower, perform all its obligations under each of the Leases.

           SECTION 6.7   NOTICE OF LITIGATION.

           Promptly notify the Agent and the Lenders in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of $250,000 per occurrence and $500,000 in the aggregate, affecting the Borrower whether or not fully covered by insurance, And regardless of the subject matter thereof (excluding, however, any actions relating to worker's compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

           SECTION 6.8   INSURANCE.

           (a) (i) Solely with respect to the Borrower, maintain, or cause its lessees to maintain, with responsible insurance companies such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses; PROVIDED, that the Borrower may continue to self-insure Equipment in the manner in which it is currently conducting its business until the Agent notifies the Borrower otherwise; and PROVIDED, FURTHER, that the Borrower shall (x) not materially change the manner in which it self-insures Equipment without the prior written consent of the Majority Lenders; (y) file with the Agent and the Lenders upon the request of the Agent a detailed list of the insurance then in effect, stating, as applicable, the names of the insurance companies, the amounts and rates of the insurance, dates of expiration thereof and the properties and risks covered thereby; and (z) within 10 days after notice in writing from the Agent, obtain such additional insurance as the Agent may reasonably request.

           (b) any private insurance companies covering its obligations to the PBGC.

           SECTION 6.9   FINANCIAL COVENANTS.

           (a)   Maintain at all times:

                 (i) a ratio of Consolidated Indebtedness to Consolidated Tangible Capital Funds of not more than 6:1;

                 (ii) a Consolidated Tangible Net Worth of not less than the sum of (i) $5,500,000 and (ii) 50% of the aggregate amount of Consolidated Net Income of the Guarantor and its Subsidiaries, including the Borrower, for each of the fiscal quarters ending after December 31, 1994 but without deducting therefrom any amount of Consolidated Net Deficit for any of such fiscal quarters;

                 (iii) an allowance for bad debt of the Guarantor and its Subsidiaries, including the Borrower, of at least 5% of Gross Lease Installments;

           (b) Have as of the end of each fiscal quarter a Fixed Charge Ratio of the Guarantor and its Subsidiaries, including the Borrower, of not less than 1.25:1.

           SECTION 6.10  REPORTABLE EVENTS.

           Promptly notify the Agent and the Lenders in writing of the occurrence of any "Reportable Event" as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Borrower intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

           SECTION 6.11  COMPLIANCE WITH LAWS, ETC.

           Comply with all applicable laws, rules, regulations and orders, including, without limitation, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, Federal Reserve Board Regulations B, M and Z and any applicable state consumer protection statutes, and duly observe all valid requirements of governmental authorities, and all applicable statutes, rules, regulations, and orders relating to environmental protection and to public and employee health and safety, except where the failure to do so would not have a materially adverse effect on the operations, properties taken as a whole, business or financial condition of the Loan Parties.

           SECTION 6.12  BORROWING BASE.

           Make such prepayments or pledge such additional security, from time to time, as required by Section 2.6 hereof so that the outstanding principal amount of all Loans hereunder shall, at no time, exceed the Borrowing Base.

           SECTION 6.13  EXISTING INDEBTEDNESS.

           (a) On or before September 30, 1993, (i) pay in full all of the Indebtedness of the Borrower to Commerzbank, and terminate the commitments and agreements pursuant to which such Indebtedness was incurred and provide evidence thereof to the Agent in form and substance satisfactory to the Agent or (ii) enter into, and cause Commerzbank to enter into an intercreditor agreement with the Agent and the Lenders, on terms and conditions satisfactory to the Agent and the Lenders.

           (b) From and after the date of the Original Loan Agreement arrange all of the Indebtedness of the Borrower to American Commercial Credit Corp., Raybar Credit Corporation, Manufacturer's Lease Company and Maytag Financial Services Corp. (the "Other Existing Secured Creditors") to be strictly on a term basis, not borrow or obtain an advance of any amounts from any of the Other Existing Secured Creditors and not grant, assign or pledge any collateral to any of the Other Existing Secured Creditors other than the specific collateral which has been heretofore granted, assigned or pledged to the Other Existing Secured Creditors.

           SECTION 6.14  NOTICES CONCERNING SUBORDINATED DEBT.

           Deliver to the Agent, concurrently with the earlier of the delivery thereof or the required date of delivery thereof pursuant to any document evidencing or relating to any Subordinated Debt, the issuance of which for any single class exceeds $500,000, a copy of each notice, demand, request, waiver, authorization, consent, opinion, certificate and other communication delivered or required to be delivered by the Borrower or Guarantor or received by the Borrower or Guarantor under or in connection with such Subordinated Debt, including, without limitation, a copy of any notice of redemption or offer to purchase, whether optional or mandatory, whole or partial, any board resolutions, any notice of acceleration or rescission of acceleration and any reports and other information required to be delivered under any such document.

                                    ARTICLE 7
                                    ---------

                               NEGATIVE COVENANTS

           While the Commitment is outstanding, and, until payment in full and performance of all of the obligations, the Borrower shall not, and shall cause the Guarantor not to, do, agree to do, or permit to be done, any of the following:

           SECTION 7.1   INDEBTEDNESS.

           Create, incur, permit to exist or have outstanding any Indebtedness, except:

                 (a) Indebtedness of the Borrower and the Guarantor to the Lenders under this Agreement and the Notes;

                 (b) Taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than 90 days past due from the original due date thereof, and non-interest bearing deferred liabilities other than for borrowed money (e.g. deferred compensation and deferred taxes) in each case incurred and continuing in the ordinary course of business;

                 (c) Indebtedness secured by the security interests referred to in subsection 7.2(c) hereof;

                 (d)   Subordinated Debt;

                 (e) Indebtedness for borrowed money which is secured by Liens on specific assets (other than the Collateral) as to which the lenders are to be repaid out of such assets or proceeds thereof; provided, however, that if the aggregate of such Indebtedness incurred or proposed to be incurred to any lender exceeds $500,000, the Borrower and such lender shall, prior to the incurrence of such Indebtedness, enter into an intercreditor agreement with the Agent and the Lenders in form and substance satisfactory to the Agent and the Lenders;

                 (f) Indebtedness of the Borrower to The First National Bank of Boston pursuant to the Bank of Boston Facility; and

                 (g)   unsecured Indebtedness.

           SECTION 7.2         LIENS.

           Create, or assume or permit to exist, any Lien on any of the properties or assets of the Borrower, whether now owned or hereafter acquired, except:

                 (a)   Those created and granted by the Security Documents;

                 (b)   Permitted Liens;

                 (c) Purchase money mortgages or security interests, conditional sale arrangements and other similar security interests, on motor vehicles and equipment acquired by the Borrower (hereinafter referred to individually as a "PURCHASE MONEY SECURITY INTEREST") with the proceeds of the Indebtedness referred to in subsection 7.1(c) hereof; PROVIDED, HOWEVER, that:

                       (i) The transaction in which any Purchase Money Security Interest is proposed to be created is not then prohibited by this Agreement;

                       (ii) Any Purchase Money Security Interest shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower; and

                       (iii) The Indebtedness secured or covered by any Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or prepaid from the proceeds of any borrowing by the Borrower; and

                 (d) Liens arising under the Bank of Boston Facility, provided such Liens shall attach solely to Equipment held for sale or lease in the ordinary course of business and the Leases relating thereto which are financed or refinanced with the proceeds of borrowings under such facility.

           SECTION 7.3   GUARANTIES.

           Assume, endorse, be or become liable for, or guarantee, the obligations of any person, except (i) the Guaranty, (ii) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business and (iii) for other guaranties given in the ordinary course of business, consistent with past practice, PROVIDED the Majority Lenders have consented thereto, which consent shall not be unreasonably withheld. For the purposes hereof, the term guarantee shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.

           SECTION 7.4   MERGERS, ACQUISITIONS.

           Merge or consolidate with any Person (whether or not the Borrower is the surviving entity) or acquire all or substantially all of the assets or any of the capital stock of any Person or sell all or any substantial part of its assets or create any Subsidiaries, whether wholly or partially owned.

           SECTION 7.5   DIVIDENDS.

           Declare or pay any cash dividends or make any cash distribution of any kind on the outstanding stock of any Loan Party in excess of 50% of Consolidated Net Income for the immediately preceding fiscal year, or set aside any sum for any such purpose except upon the express prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld.

           SECTION 7.6   STOCK ISSUANCE.

           Issue any additional shares or any right or option to acquire any shares, or any security convertible into any shares, of the capital stock of the Borrower or the Guarantor if, after giving effect thereto, the Guarantor owns less than 100% in the aggregate of all the issued and outstanding shares of capital stock of the Borrower or the Principals own in the aggregate less than 45%, or own and/or Control in the aggregate less than 80%, of the issued and outstanding shares of capital stock, on a fully diluted basis (assuming the exercise of all outstanding stock options), of the Guarantor having ordinary voting rights for the election of directors.

           SECTION 7.7   CHANGES IN BUSINESS; SALE OF ASSETS.

           (a) Make any material change in its business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business except in the ordinary course of business and for a fair consideration or dispose of any shares of stock or any Indebtedness, whether now owned or hereafter acquired, or discount, sell, pledge, hypothecate or otherwise dispose of accounts receivable.

           (b) Sell, transfer, assign or dispose of any Eligible Leases, or Eligible Rental Contracts or Eligible Equipment with respect to which a Loan has been made unless the net proceeds thereof are sufficient to prepay the related Loan in accordance with Section 2.6.

           SECTION 7.8   PREPAYMENTS.

           Make any voluntary or optional prepayment of any Indebtedness for borrowed money incurred or permitted to exist under the terms of this Agreement, other than Indebtedness evidenced by the Notes; PROVIDED, HOWEVER, that so long as no Default or Event of Default hereunder has occurred and is continuing or may result from such prepayment, the Loan Parties shall be entitled to make such prepayments with respect to any Indebtedness other than Subordinated Debt.

           SECTION 7.9   INVESTMENTS.

           Make, or suffer to exist, any Investment in any Person, except Investments in:

                 (A) (i) obligations issued or guaranteed by the United States of America;

                 (ii) certificates of deposit, bankers acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000;

                 (iii) open market commercial paper bearing the highest credit rating issued by Standard & Poor's Corp. or by another nationally recognized credit rating firm;

                 (iv) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000 relating to United States of America government obligations;

                 (v) shares of "money market funds", each having net assets of not less than $100,000,000;

in each case of (i) through (v) above, maturing or being due or payable in full not more than 180 days after the Borrower's acquisition thereof.

           (B) any other Investments, provided that (x) all Investments permitted pursuant to this Section 7.9(B), including all Investments made since January 1, 1995, in the aggregate and on a cumulative basis, do not exceed, at the end of any fiscal quarter, an amount equal to 50% of Consolidated Tangible Net Worth, without the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld, (y) no Default or Event of Default exists at the time of, or would result from, any such Investment, and (z) such Person is an entity engaged in related business activities to that of the Borrower;

           With respect to Investments permitted pursuant to subsection (B) of this Section 7.9, the Borrower shall (x) not less than five (5) Business Days prior to making any such Investment, deliver to the Agent a certificate signed by the president, chief financial officer, vice president-funding operations or chief operating officer of the Borrower describing in detail the nature of such Investment and (y) upon request of the Agent from time to time, deliver to the Agent a current schedule of all such Investments, each of such certificates and schedules to be in form and substance satisfactory to the Majority Lenders.

           SECTION 7.10  FISCAL YEAR.

           Change its fiscal year.

           SECTION 7.11  ERISA OBLIGATIONS.

           (a) Be or become obligated to the PBGC other than in respect of annual premium payments not in excess of $50,000.

           (b) Be or become obligated to the IRS with respect to excise or other penalty taxes provided for in those provisions of Section 4975 the Code, as in effect or hereafter amended or supplemented, in excess of $50,000.

           SECTION 7.12  AMENDMENT OF DOCUMENTS.

           (a) Modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate its Certificate of Incorporation or by-laws without the express prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld PROVIDED, that such amendment does not adversely affect the Lenders' rights hereunder or under any of the other Loan Documents; PROVIDED, FURTHER, that if any Lender does not notify the applicable Loan Party of its decision with respect to such consent within fifteen (15) Business Days of such Lender's actual receipt of a notice of request for consent, such consent shall be deemed to have been given by such Lender for purposes of this Agreement.

           (b) Modify, amend or supplement, agree to modify, amend or supplement, or consent to the modification, amendment or supplement of any of the Securitization Documents or any documents evidencing or relating to any Subordinated Debt, without the express prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld, provided that such modification, amendment or supplement does not adversely affect the Lenders' rights thereunder, hereunder or under any of the other Loan Documents.

           SECTION 7.13  CAPITAL EXPENDITURES.

           Make or be or become obligated to make Capital Expenditures in any year in excess of 20% of Consolidated Tangible Net Worth as of the end of the immediately preceding fiscal year.

           SECTION 7.14  TRANSACTIONS WITH AFFILIATES.

           Except as expressly permitted by this Agreement, directly or indirectly: (i) make any Investment in an Affiliate; (ii) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (iii) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (iv) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); PROVIDED, HOWEVER, that (x) any Affiliate who is an individual may serve as an employee or director of a Loan Party and receive reasonable compensation for his or her services in such capacity, and (y) a Loan Party may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services, the purchase or sale of product, inventory and other assets or the incurrence of Indebtedness permitted under Section 7.1 in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to such Loan Party as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                                    ARTICLE 8
                                    ---------

                                EVENTS OF DEFAULT

           If any one or more of the following events (an "EVENT OF DEFAULT", individually or "EVENTS OF DEFAULT", if more than one) shall occur and be continuing, the Majority Lenders in their sole discretion may terminate the Commitment, or the Agent, at the written direction of the Majority Lenders, shall terminate the Commitment and the entire unpaid balance of the principal of and interest on the Notes outstanding and all other obligations and Indebtedness of the Borrower to the Lenders arising hereunder and under the other Loan Documents shall immediately become due and payable upon written notice to that effect from the Agent, at the direction of the Majority Lenders, to the Borrower (except that in the case of the occurrence of any Event of Default described in Section 8.6 no such notice shall be required), without presentment or demand for payment, notice of nonpayment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower, and the Agent may, it its discretion, and shall, at the direction of the Majority Lenders, exercise such other rights and remedies that shall be available to it, including, without limitation, the rights of a secured party under the UCC:

           SECTION 8.1   PAYMENTS.

           Failure to make any payment or mandatory prepayment of principal or interest upon any Note or make any payment of any fee when due.

           SECTION 8.2   COVENANTS.

           Failure to perform or observe any of the agreements and covenants of the Borrower contained in Section 6.13 or 6.14 hereof or Article 7 hereof.

           SECTION 8.3   OTHER COVENANTS.

           (a)   Failure to be in compliance with the covenants contained in
Section 6.9 hereof.

           (b) Failure by any Loan Party to perform or observe any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which such party is a party, including, without limitation, the Notes or Security Documents, which shall remain unremedied for a period of 30 days after such Loan Party had knowledge or, in the exercise of reasonable due diligence, should have had knowledge thereof, or notice thereof shall have been given to the Borrower by the Agent.

           SECTION 8.4   OTHER DEFAULTS.

           (a) Failure of any Loan Party to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which it is a party or by which it is bound, or by which any of its properties or assets may be affected (a "DEBT INSTRUMENT"), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable.

           (b) Any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable.

           (c) Failure to pay any Indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument.

           SECTION 8.5   REPRESENTATIONS AND WARRANTIES.

           Any representation or warranty made in writing to the Lenders in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered or deemed made or delivered.

           SECTION 8.6   BANKRUPTCY.

           (a) The Borrower or the Guarantor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or the Borrower or the Guarantor shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of 30 days or more; or any order for relief shall be entered in any such proceeding; or the Borrower or the Guarantor by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more.

           (b) The Borrower or the Guarantor shall generally not pay its debts as such debts become due.

           (c) The Borrower or the Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint which is not vacated within 30 days from the date thereof.

           SECTION 8.7   JUDGMENTS.

           Any judgment against the Borrower or Guarantor or any attachment, levy or execution against any of its properties for any amount in excess of $100,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days or more.

           SECTION 8.8   ERISA.

           (a) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or which results or could result in, a "material accumulated funding deficiency" under Section 412 of the Code.

           (b) Failure by the Borrower or Guarantor to make required contributions, in accordance with the applicable provisions Of ERISA, to each of the Plans hereafter established or assumed by it.

           SECTION 8.9   OWNERSHIP OF STOCK AND CONTROL OF BORROWER.

           The Guarantor shall at any time own, beneficially and of record, less than 100% in the aggregate of all of the issued and outstanding shares of capital stock of the Borrower, or the

Principals shall own in the aggregate less than 45%, or own and/or Control in the aggregate less than 80%, of the issued and outstanding shares of capital stock, on a fully diluted basis (assuming the exercise of all outstanding stock options), of the Guarantor having ordinary voting rights for the election of directors.

           SECTION 8.10  LIENS.

           Any of the Liens created and granted to the Agent under the Security Documents shall fail to be valid, first, perfected Liens, subject to no prior or equal Lien, except as permitted by Section 7.2 hereof.

                                    ARTICLE 9
                                    ---------

                              CONCERNING THE AGENT

           SECTION 9.1   APPOINTMENT AND AUTHORITY OF THE AGENT.

           Each Lender hereby appoints NatWest Bank N.A. to serve as the Agent for such Person under this Agreement and the Security Documents, and hereby irrevocably authorizes such Person, as Agent, to take such action on its behalf under this Agreement and the Security Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto, including, without limitation, the right to release Collateral in accordance with Section 2.6(b) hereof.

           SECTION 9.2   DELEGATION OF DUTIES.

           The Agent may exercise its powers and execute its duties by or through employees or agents.

           SECTION 9.3   STANDARD OF CARE.

           In performing its duties and functions hereunder, the Agent will endeavor to exercise the same degree of care which it normally exercises in making and handling loans in which it alone is interested, but it does not assume further responsibility. Any Lender will have the right, upon reasonable notice and during customary banking hours, to visit the Agent, review and make abstracts from the Agent's statements of account with respect to the Loans, all at the sole expense of such Lender.

           SECTION 9.4   INDEPENDENT CREDIT EVALUATIONS.

           (a) Each Lender expressly acknowledges to the Agent that the Agent has not made any representations or warranties to it regarding this Agreement, the Security Documents, any of the other documents mentioned herein or therein or the transactions contemplated hereby or thereby or regarding the Guarantor or any of its Subsidiaries, including the Borrower.

           (b) Each Lender acknowledges to the Agent and to each other Person that it has independently and without reliance on the Agent or any other Person, and based upon such documents and inquiries as it has deemed appropriate, made its own credit analyses of the Guarantor and its Subsidiaries, including the Borrower, and its own decision to enter into this Agreement and the Security Documents.

           (c) Each Lender agrees that it will, independently and without reliance on the Agent or any other Person, and based upon such documents and inquiries as it shall deem appropriate at the time, continue to make its own credit analyses and decisions in taking or not taking actions under this Agreement and the Security Documents and to make such investigations as it deems necessary to keep current its information relating to the affairs, financial position and credit-worthiness of the Guarantor and its Subsidiaries, including the Borrower.

           SECTION 9.5   LIMITED SCOPE OF DUTIES.

           (a) Nothing in this Agreement, expressed or implied, is intended to, or shall be construed as to, impose upon the Agent any duties or responsibilities in respect of this Agreement except as expressly set forth herein. The relationship between the Agent and each of the Lenders is that of agent and principal only and the duties and obligations of the Agent are of an administrative and mechanical nature only. Nothing in this Agreement shall be construed so as to constitute the Agent as a trustee for any Lender or to impose upon the Agent any duties or responsibilities other than those for which express provision is made herein. Except where otherwise expressed or implied, the Agent, in performing its duties and functions hereunder and under the Security Documents, does not assume, and shall not be deemed to have assumed, any obligations toward, or relationship of agency or trust with or for, the Borrower, the Guarantor or any of their Subsidiaries.

           (b) The Agent agrees to provide to each Lender upon request a copy of each notice, report and other document received by the Agent from the Borrower hereunder. Except as provided in the immediately preceding sentence and except for any other notices or documents expressly required to be furnished to the Lenders by the Agent pursuant to the provisions of this Agreement or the Security Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business or financial condition of the Guarantor or any of its Subsidiaries, including the Borrower, which may come into the possession of the Agent or any of its Affiliates, whether before or after the making of any Loan hereunder, nor shall the Agent have any duty to inspect the properties or books of the Borrower, the Guarantor or any of their Subsidiaries.

           (c) The Agent shall be entitled to assume that no Event of Default or Default has occurred and is continuing, unless the Agent has actual knowledge of such fact or has received notice from a Lender or the Borrower, as the case may be, that such Lender or the Borrower, as the case may be, considers that an Event of Default or Default has occurred and is continuing and specifying the nature thereof. The Agent shall promptly notify the Lenders of any Event of

Default or Default of which it has actual knowledge or which it receives notice of from any Lender and shall provide each of the Lenders with copies of all notices of Defaults or Events of Defaults sent to the Borrower by the Agent.

           (d) Except at the direction of the Majority Lenders, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the Security Documents, and such exercise of discretion shall be binding on all the Lenders.

           SECTION 9.6   RELIANCE BY THE AGENT.

           (a) The Agent shall be entitled to rely on any notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document received by it and believed by it to be genuine and correct and to have been signed and sent or delivered by a proper Person or Persons and, in respect of legal matters, upon the advice and statements of lawyers, independent accountants and other experts selected by the Agent. The Agent and each Lender may rely conclusively on each incumbency certificate furnished to it pursuant to
Article 4 hereof until it receives such a certificate amending or rescinding the prior certificate.

           (b) As to any matter not expressly provided for in this Agreement, the Agent shall be fully protected in acting in accordance with instructions signed by the Majority Lenders and such instructions of the Majority Lenders and action taken or inaction pursuant thereto shall be binding on all the Lenders, including, but not limited to, any which has not signed such instructions or which has dissented from the actions or inactions specified in such instructions, provided that the Agent shall not be required to act or not to act if to do so, in its sole judgment, would expose the Agent to liability or would be contrary to this Agreement, any Security Document or applicable law, except that the Agent shall so act or not act if doing so would expose it to liability if and only if it shall have received from the Lenders such indemnities against all such liabilities and any and all expenses, including fees and expenses of its counsel satisfactory to it in its sole judgment.

           SECTION 9.7   EXCULPATORY PROVISIONS.

           (a) Neither the Agent nor any of its shareholders, directors, officers, employees or agents shall be liable in any manner to any of the Lenders for any action taken, or omitted to be taken, in good faith by it or them hereunder or in connection herewith, or be responsible for the consequences of any oversight or error of judgment, except for losses due to its gross negligence or willful misconduct.

           (b) The Agent shall not be responsible in any manner to any of the Lenders for the due execution, effectiveness, genuineness, validity or enforceability of any of this Agreement, the Notes, the Security Documents or the Loans or for the truth, accuracy or completeness of any recital, statement or warranty contained herein or in any Security Document or in any certificate, report or other document furnished to it by or on behalf of any Person in connection with this

Agreement or any Security Document; nor shall the Agent be under any obligation to any of the Lenders to ascertain or inquire as to the performance or observance by the Borrower or any other Person of any of the agreements or conditions set forth herein or in any Security Document or as to the use of any moneys loaned hereunder.

           SECTION 9.8   REIMBURSEMENT OF THE AGENT.

           (a) The Lenders, severally, agree to indemnify the Agent (to the extent not reimbursed by the Borrower or from the income or proceeds of the sale of any of the Collateral), ratably according to the respective unpaid principal amounts of the Obligations at the time owing to each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, suits, judgments, court costs and other out-of-pocket costs and expenses of any kind or nature whatsoever (hereinafter called, collectively, "EXPENSES") which may be imposed on, incurred by or asserted against the Agent, as such, in any way relating to or arising out of this Agreement or any Security Document or any action taken or omitted by the Agent under this Agreement or any Security Document, provided that no Lender shall be liable for any portion of such Expenses resulting from the gross negligence or willful misconduct of the Agent hereunder.

           (b) The Agent, as such, shall not be required to expend any of its own money to make up the full amount of any Loan requested by the Borrower hereunder, or otherwise or incur any expense as a consequence of the failure of any Lender to make available to the Agent its Commitment Percentage of any Loan which the Lenders have become obliged to make hereunder. Should such a failure occur and the Agent shall nevertheless have advanced money of its own or incurred expense in order to make up the full amount of any such Loan, it shall be deemed to have done so at the request of any Lender which is in default, unless such Lender shall have notified the Agent not less than one (1) Business Day prior to the proposed date of the related advance that it should not make such an advance or incur such an expense to make good such failure, and in the absence of such prior notice, such Lender shall be obligated to pay to the Agent on demand the amount expended by the Agent out of its own funds plus any costs incurred by the Agent to carry such funds while such Lender is in default to the Agent hereunder, all of which shall constitute a loan by the Agent to such Lender which shall bear interest from the date of the advance by the Agent at the "Federal Funds" rate from day to day on the Loan with respect to which the advance or expenditure was made. During the continuance of any such default as between the Agent and such Lender, and notwithstanding anything elsewhere herein to the contrary expressed or implied, the principal amount of Indebtedness in respect of Loans made by such Lender in default shall be deemed to be reduced, so long as the default continues by the amount not remitted by it to the Agent as described in the preceding sentence and such principal amount and interest thereon shall be deemed assigned to and collectible by the Agent for its own account for application against the amount of its claim under the preceding sentence.

           (c) In the event that the Agent does not receive from any Lender a payment which such Lender is required by the terms hereof to make to the Agent and the Agent has made the amount thereof available to the Borrower, as the intended recipient thereof, if the Borrower repays the Agent the amount made available to it, the Borrower shall be subrogated to the

Agent's right to recover such amount from any Lender which failed to make such required payment.

           SECTION 9.9   THE AGENT INDIVIDUALLY.

           With respect to its obligation as a Lender to lend under this Agreement and the advances made pursuant hereto, the Agent shall have the same obligations and the same rights, powers and privileges as it would have were it not the Agent. The Agent may accept deposits from, lend money to and, generally, engage in any kind of banking, trust or other business with the Guarantor and its subsidiaries, including the Borrower, or any of their respective Affiliates, in all respects as if such Person were not acting as the Agent hereunder.

           SECTION 9.10  DEALING WITH THE LENDERS.

           (a) The Agent may at all times deal solely with the several Lenders for all purposes of this Agreement and the protection, enforcement and collection of the obligations, including the acceptance and reliance upon any certificate, consent or other document of such Lenders and the division of payments pursuant to Section 2.11, notwithstanding possession by the Agent of actual knowledge that any Lender has sold a participation in Loans made or to be made hereunder to another Person. The Agent may deem and treat the payees of the Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof has been filed with the Agent. Any request, authority or consent of any holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note.

           (b) If any payment by or on behalf of the Borrower received by the Agent with respect to any Loan and distributed by the Agent to the Lenders on account of their ratable share therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent, for its account, their ratable shares of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

           SECTION 9.11  DUTIES NOT TO BE INCREASED.

           The duties and liabilities of the Agent shall not be increased without the written consent of the Agent.

           SECTION 9.12  SUCCESSOR AGENT.

           (a) The Agent may resign at any time by giving written notice to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by notice from two thirds of the Lenders, such resignation or removal to become effective only upon the appointment of a successor Agent as hereinafter provided.

           (b) Within thirty (30) days after receipt of written notice of any such resignation of the Agent or removal of the Agent by the Lenders in accordance with Section 9.12 (a), two thirds of the Lenders shall have the right (upon five days, prior written notice to the Borrower from the Lenders) to appoint a successor Agent, which shall be one of the Lenders, unless none of them is willing to act as successor Agent hereunder, in which event two thirds of the Lenders shall appoint as successor Agent any financial institution of international standing having an office in the United States of America, chartered by the State of New York, or another of the States of the United States of America or authorized as a national banking association organized under the laws of the United States of America, and who is willing to act in that capacity.

           (c) If no successor Agent shall have been appointed by two-thirds of the Lenders within thirty (30) days after the removal or resignation of the Agent, then the retiring Agent may on behalf of the Lenders appoint a successor Agent which shall be a financial institution of international standing having an office in the United States of America, chartered by the State of New York, or another of the States of the United States of America or authorized as a national banking association organized under the laws of the United States of America. Upon the acceptance of its appointment as Agent hereunder by any such successor Agent, the latter shall thereupon succeed to and become vested with the duties, rights, powers and privileges of the retiring Agent under this Agreement and the retiring Agent shall be discharged from all duties and liabilities under this Agreement.

           (d) After the resignation or removal of the Agent hereunder, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder and it shall also continue to be entitled to the indemnities provided hereunder insofar as they relate to events which occurred while it was Agent hereunder.

                                   ARTICLE 10
                                   ----------

                       ADDITIONAL LENDERS; PARTICIPATIONS

           SECTION 10.1  ASSIGNMENTS.

           Except as provided herein, each Lender may, with the prior written consent of the Agent (such consent not to be unreasonably withheld) , assign to one or more banks or other financial institutions all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its commitment hereunder and the Note or Notes held by it) ; PROVIDED, HOWEVER, that (i) each such assignment shall be of a fixed, and not a varying, percentage of all the assigning Lender' s rights and obligations under this Agreement, (ii) the amount of the assigning Lender' s portion of the Commitment or the aggregate principal amount of the Loans, as the case may be, subject to each such assignment (determined as of the date of the assignment with respect to such assignment) shall in no event be less than $3, 000,000 and shall be in some greater integral multiple of $1, 000, 000 unless such Lender assigns all of its interest, rights and obligations under this Agreement, and (iii) the parties. to such assignment shall execute and deliver to the Agent, for recording in the books of the Agent, an Assignment and Acceptance, substantially in the form of EXHIBIT I to the Original Loan Agreement or in such other form as may be consented to by the Majority Lenders and the Agent (the "ASSIGNMENT"), together with any Note or Notes subject to such assignment and together with payment by the assigning bank to the Agent, for the account of the Agent, an assignment administration fee in the amount of $2,500. Upon such execution, delivery, acceptance and recording, from and after the date of each Assignment, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment, have the rights and obligations of a Lender hereby.

           SECTION 10.2  PARTICIPATIONS.

           (a) Each Lender shall have the right, subject to the further provisions of this Article 10, to grant or sell a participation in all or any part of its Loans, Notes and Commitment (a "PARTICIPATION") to any commercial lender, other financial institution or other entity (a "PARTICIPANT") without the consent of the Borrower, the Agent or any other party hereto, although notice thereof shall be given to the Borrower and the Agent by each selling Lender promptly after any Participation.

           (b) Notwithstanding anything in the foregoing to the contrary, (i) no Participant shall have any direct rights hereunder, (ii) the Borrower, the Agent and the Lenders other than the selling Lender shall deal solely with the selling Lender and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the Participant, and (iii) no Participation shall relieve the selling Lender from its Commitment to make Loans hereunder or any of its other obligations hereunder and such Lender shall remain solely responsible for the performance thereof.

           (c) Each Lender may furnish any public or non-public information concerning the Borrower, including notices, certificates and documents delivered hereunder, which are in the possession of such Lender from time to time to Participants and potential Participants, PROVIDED that no such non-public information, certificates, notices or documents shall be furnished without the written undertaking of the recipient, a copy of which shall be furnished to the Borrower promptly upon receipt thereof, to keep all such non-public information confidential, except as may be required by law.

           SECTION 10.3  PURCHASE OPTION.

           With respect to any action requiring the approval or authorization hereunder of the Majority Lenders, if the Bank shall desire that such approval or authorization be granted, and any other Lender shall refuse to grant such approval or authorization, then the Bank shall have the right, and each Lender, by its execution and delivery of this Agreement or an Assignment hereby irrevocably grants to the Bank the right, to acquire, on such date as shall be specified by the Bank in writing, all of such Lender's interests, rights and obligations under this Agreement and the other Loan Documents, including such Lender's Commitment, upon the payment by the Bank to such Lender in immediately available funds of the principal of, and all interest accrued on, such Lender's Loans on such date and any other amounts payable hereunder to such Lender. Upon the request of the Bank and the surrender by such Lender of all its Notes to the Borrower, the Borrower shall issue to the Bank Notes payable to the Bank in substitution therefor.

                                   ARTICLE 11
                                   ----------

                            MISCELLANEOUS PROVISIONS

           SECTION 11.1  FEES AND EXPENSES; INDEMNITY.

           (a) Borrower will promptly pay (i) all costs and expenses of the Agent in preparing the Loan Documents and all costs and expenses of the issue of the Notes including, but not limited to, the reasonable fees and expenses and disbursements of Rogers & Wells, counsel to the Agent, in connection with the preparation, execution and delivery of this Agreement, the Notes, the Security Documents, the other Loan Documents and all other agreements, instruments and documents relating to this transaction and the consummation of the transactions contemplated by all such documents, including the exercise by the Lenders of their rights and remedies hereunder (including an annual audit of the Borrowing
Base) and (ii) all costs and expense of the Agent's administration of the transactions contemplated by this Agreement, all costs and expenses of the Agent's and the Lenders' enforcement of their rights and remedies hereunder and under the other Loan Documents, including, without limitation, the payment of the obligations, performance of and compliance with all agreements and conditions contained herein on the part of the Borrower to be performed or complied with (including, without limitation, all costs of filing or recording any assignments, mortgages, financing statements and other documents), the negotiation, preparation and execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument which is proposed but not executed and delivered), the termination of this Agreement and the other Loan Documents and with any claim or action threatened, made or brought against the Agent or the Lenders arising out of or relating to any extent to this Agreement, the Security Documents, the other Loan Documents or the transactions contemplated hereby or thereby. In addition, the Borrower will promptly pay all reasonable fees and expenses incurred by the Agent with respect to an annual audit of the books and records of the Loan Parties relating to the Collateral, the Borrowing Base and the Loan Parties methods and procedures with respect thereto conducted by consultants, accountants or other professionals selected by the Agent in its sole discretion to perform such functions.

           (b) The Borrower shall indemnify the Agent and the Lenders against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans, including, without limitation, losses, liabilities, damages, claims costs and expenses suffered or by the Agent or any Lender in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact of the Borrower and its Affiliates in any document or schedule filed with any governmental body; (ii) any omissions or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omission or alleged acts, practices or omissions of the Borrower or its agents or representatives related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions which are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawal, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Agent and the Lenders hereunder or at common law or otherwise. The provisions of this Section 11.1 shall survive the payment of the Notes and the termination of this Agreement.

           SECTION 11.2  TAXES.

           If, under any law in effect on the date of the closing of any Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any federal, state or local tax is payable in respect of the issuance of any Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Agent and the Lenders against and hold each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Lender or any other holder of a Note, such Lender, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 11.2 shall survive payment of the Notes and the termination of this Agreement.

           SECTION 11.3  PAYMENTS.

           All payments by the Borrower hereunder shall be made to the Agent as provided in Section 2.11 hereof. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on and interest shall continue to accrue and be payable thereon until the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes (after withholding for or on account of (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Lenders pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of the Lenders payable by the Lenders with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes). Upon payment in full of each Note, the Agent shall mark such Note "Paid" and return it to the Borrower.

           SECTION 11.4  SURVIVAL OF AGREEMENTS AND REPRESENTATIONS.

           All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes.

           SECTION 11.5  LIEN ON AND SET-OFF OF DEPOSITS.

           As security for the due payment and performance of all the Obligations, the Borrower hereby grants to the Agent for the ratable benefit of the Lenders a Lien on any and all deposits or other sums at any time credited by or due from the Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereinafter held or received by or in transit to the Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by the Bank against any of the Obligations, whether or not any of such Obligations is then due or is secured by any Collateral, or, if it is so secured, whether or not the Collateral held by the Agent is considered to be adequate.

           SECTION 11.6  MODIFICATIONS, CONSENTS AND WAIVERS; ENTIRE AGREEMENT.

           (a) No modification, amendment or waiver of or with respect to any provision of this Agreement, the Notes, the Security Documents or any of the other Loan Documents nor consent to any departure by the Borrower from any of the terms or conditions hereof or thereof, shall in any event be effective unless it shall be in writing and signed by the Majority Lenders; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions specified in Article 4, (ii) increase the amounts, renew the Lenders' Commitment or extend the Commitment Termination Date or subject the Lenders to any additional obligations, (iii) reduce the principal of or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees hereunder, (v) modify or amend the definition of Borrowing Base in Section 1.1 hereof if the effect of such modification or amendment is to increase the applicable percentage used in the determination thereof, (vi) change the percentage in interest of the Lenders which shall be required to take action hereunder, (vii) release any Collateral, except as provided in Section 2.6 (b) hereof, or (viii) change any provision of this Section 11.6, pROVIDED, FURTHER, that no amendment, waiver or consent with respect to any provisions of Article 11 shall be effective unless signed by the Agent. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

           (b) This Agreement embodies the entire agreement and understanding between the Agent, the Lenders and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.

           SECTION 11.7  REMEDIES CUMULATIVE.

           Each and every right granted to the Agent and the Lenders hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

           SECTION 11.8  FURTHER ASSURANCES.

           At any time and from time to time, upon the request of the Agent, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the Notes, the Security Documents and the other Loan Documents.

           SECTION 11.9  NOTICES.

           Except as otherwise provided for herein, all notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail), telecopier (followed by a hard copy) or telegram, addressed as follows:

                 If to the Borrower:

                         Leasecomm Corporation
                         950 Winter Street
                         Waltham, Massachusetts 02154
                         Attention: Peter R. V. Bleyleben, President
                         Telecopier: (617) 890-1368
                 with a copy to:

                         Edwards & Angell
                         101 Federal Street
                         Boston, Massachusetts 02110
                         Attention: Alan J. Bouffard, Esq.
                         Telecopier: (617) 439-4170

                 If to the Agent or, in its capacity as a Lender, the Bank:

                         NatWest Bank N.A.
                         175 Water Street
                         New York, New York 10038
                         Attention: NatWest Financial Services Division
                         Telecopier: (212) 602-2180

                 with a copy (other than in the case of Notices and reports and other documents delivered in compliance with Article 5 hereof) to:

                         Rogers & Wells
                         200 Park Avenue
                         New York, New York 10166
                         Attention: Shephard W. Melzer, Esq.
                         Telecopier: (212) 878-8009

                 If to any other Lender, at the address set forth below such Lender's signature hereto.

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand, commercial messenger service or telegraph service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, or, if sent by telecopier, when electronically or verbally confirmed. Any party may change the person or address to whom such notices are to be given hereunder, by notice duly given hereunder; PROVIDED, HOWEVER, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

           SECTION 11.10 CONSTRUCTION; GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

           (a) The headings used in this Agreement are for convenience of reference only and shall not in any way be deemed to limit, define or describe the scope and intent of this Agreement or any provision hereof.

           (b) All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender or plural or singular terms, as the context may require.

           (c) This Agreement, the Notes, the Security Documents and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without reference to its principles of conflict of laws.

           (d) THE BORROWER HEREBY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 11.9 HEREOF. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SECTION 11.10 SHALL AFFECT, OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE LENDERS TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

           (e) THE BORROWER WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

           SECTION 11.11  SEVERABILITY.

           The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse noncompliance by the Borrower with any other covenant, agreement or condition. The Borrower shall not take any action the effect of which shall constitute a breach or violation of any provision of this Agreement.

           SECTION 11.12  BINDING EFFECT; NO ASSIGNMENT OR DELEGATION.

           This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Agent, the Lenders and their respective successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Majority Lenders, and any purported assignment or delegation without such consent shall be void.

           SECTION 11.13  COUNTERPARTS.

           This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Amended Agreement to be duly executed as of the date first above written.

                              LEASECOMM CORPORATION


                              By: /s/ Peter Bleyleben
                                  _____________________________________________
                                  Name:
                                  Title:



                              NATWEST BANK N.A., in its individual corporate capacity


                              By: /s/ Kristen M. Walker
                                  _____________________________________________
                                  Name:
                                  Title:

                                  Address:

                                  NatWest Bank N.A.
                                  175 Water Street
                                  New York, New York 10038
                                  Attention: Kristen M. Walker
                                  Assistant Vice President
                                  NatWest Financial Services Division
                                  Telecopier: (212) 602-2180



                              FLEET BANK OF MASSACHUSETTS, N.A.


                              By: /s/ [Signature Illegible]
                                  _____________________________________________
                                  Name:
                                  Title:

                                  Address:

                                  Fleet Bank of Massachusetts
                                  Fleet Center
                                  75 State Street MABOF04S
                                  Boston, Massachusetts 02109
                                  Attention: Mr. Scott Wheelock, Vice President
                                  Telecopier: (617) 346-1558